EXHIBIT 4.1

EXECUTION VERSION

J. C. PENNEY CORPORATION, INC.,

as Issuer,

the GUARANTORS party hereto

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

$500,000,000 5.875% Senior Secured Notes due 2023

INDENTURE

Dated as of June 23, 2016

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EXHIBIT A	Form of Global Restricted Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

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INDENTURE, dated as of June 23, 2016, among J. C. PENNEY CORPORATION, INC., a Delaware corporation (the “Issuer”), the Guarantors party hereto from time to time and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance and guarantee, respectively, of (i) the Issuer’s $500,000,000 5.875% Senior Secured Notes due 2023 (the “Initial Notes”), as issued on the date hereof, and (ii) any additional 5.875% Senior Secured Notes due 2023 issued pursuant to this Indenture (the “Additional Notes,” and together with the Initial Notes, the “Notes” or the “Securities”) from time to time after the Issue Date.

NOW, THEREFORE, in consideration of the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions.

“1994 Indenture” means the Indenture, dated as of April 1, 1994, between Holdings and Bank of America National Trust and Savings Association, as amended by a first supplemental indenture, dated as of January 27, 2002 between Holdings and U.S. Bank National Association, and a second supplemental indenture, dated as of July 26, 2002, by and among Holdings, the Issuer and U.S. Bank National Association, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“ABL Collateral Agent” means the “ABL Agent” (as defined in the ABL Intercreditor Agreement).

“ABL Credit Agreement” has the meaning set forth in the ABL Intercreditor Agreement.

“ABL Intercreditor Agreement” means that certain Intercreditor and Collateral Cooperation Agreement, dated the Issue Date, among the ABL Collateral Agent, the Collateral Agent, the Issuer, the Guarantors party thereto and the other parties thereto from time to time.

“ABL Lender” means each lender from time to time party to the ABL Credit Agreement.

“ABL Loan Documents” has the meaning set forth in the ABL Intercreditor Agreement.

“ABL Secured Obligations” means the “First Priority Obligations” (as defined in the ABL Intercreditor Agreement).

“ABL Secured Obligations Payment Date” means the First Priority Obligations Payment Date” (as defined in the ABL Intercreditor Agreement).

“ABL Secured Parties” has the meaning set forth in the ABL Intercreditor Agreement.

“Additional Notes” has the meaning set forth in the first recital paragraph of this Indenture.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Applicable Authorized Representative” has the meaning given to such term in the Pari Passu Intercreditor Agreement.

“Appraised Value” of any Real Estate Asset subject to a Mortgage in favor of the Collateral Agent shall mean the appraised value (determined based on an “estimated market rent” valuation methodology) thereof as determined pursuant to an appraisal conducted by Cushman & Wakefield or any other appraiser of nationally recognized standing that is not an Affiliate of the Issuer that is selected by the Issuer; provided that such appraisal has been conducted within twelve months of the date of determination of the Collateral Coverage Ratio.

“Asset Disposition” means:

(a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of (i) Term Loan/Notes Exclusive Collateral or (ii) any Issue Date Material Real Estate Asset (including by way of a Sale/Leaseback Transaction) of Holdings or any of its Subsidiaries (in each case other than Equity Interests of Holdings) (each referred to in this definition as a “disposition”); or

(b) the issuance or sale of Equity Interests of any Subsidiary of Holdings, whether in a single transaction or a series of related transactions;

in each case, other than:

(1) dispositions to Holdings or any of its Subsidiaries or any of its Excluded Subsidiaries (other than dispositions of Issue Date Material Real Estate Assets to a Subsidiary that is not a Guarantor);

(2) any merger, consolidation or disposition of all or substantially all of the assets of the Issuer in a transaction governed by the provisions described under Article IV or any transaction constituting a “Change of Control”;

(3) dispositions of inventory and used or surplus equipment, in each case, in the ordinary course of business, and dispositions of cash, cash equivalents and other Permitted Investments;

(4) disposals of inventory pursuant to promotional or similar activities in the ordinary course of business;

(5) dispositions in the ordinary course of business of property no longer used or useful in the conduct of the business of Holdings and the Subsidiaries or property that is otherwise damaged, worn-out or no longer economically practicable to maintain, in the judgment of the Issuer (other than Issue Date Material Real Estate Assets);

(6) any issuance of Equity Interests by, or disposition of Equity Interests of, any Subsidiary that is not a Material Subsidiary, or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors, including the issuance of directors’ qualifying shares;

(7) (i) any exchange of real property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Internal Revenue Code; provided that the fair market value of properties sold pursuant to this clause (7)(i) for which a Mortgage in favor of the Collateral Agent has not been granted on the property received in the exchange shall not exceed $75,000,000 at any time or (ii) dispositions of equipment in the ordinary course of business to the extent that (x) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (y) the proceeds of such disposition are promptly applied to the purchase price of such replacement equipment;

(8) dispositions in connection with, or the granting of, Permitted Liens or other Liens not prohibited by Section 3.6;

(9) bulk sales or other dispositions of inventory of Holdings or a Subsidiary not in the ordinary course of business in connection with store closings;

(10) the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property (including the provision of software under an open source license), in each case, (A) in the ordinary course of business or consistent with past practice or (B) in connection with the discontinuance of the operations of any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates no longer deemed by Holdings or any Subsidiary, as applicable, to be useful in the conduct of the business of Holdings or any Subsidiary, taken as a whole;

(11) foreclosure, condemnation or any similar action with respect to any property or other assets or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

(12) the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business or consistent with past practice, or the conversion or exchange of accounts receivable for notes receivable and dispositions of accounts receivable in connection with the collection or compromise thereof;

(13) any disposition of Equity Interests of a Subsidiary of Holdings pursuant to an agreement or other obligation with or to a Person (other than Holdings or a Subsidiary of Holdings) from whom such Subsidiary was acquired, or from whom such Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(14) any surrender or waiver of contract rights or the settlement, release, sale, assignment or surrender of contract, tort or other claims of any kind or rights to receive payments with respect to any such claims;

(15) the unwinding of any Hedging Obligations;

(16) any voluntary termination of any (or any portion of any) real property lease, sublease or other occupancy agreement in the ordinary course of business or in connection with the discontinuance of the operations of any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates no longer deemed by Holdings or any Subsidiary of Holdings, as applicable, to be useful in the conduct of the business;

(17) a disposition of the condominium within the Overland Park, Kansas store to the developer thereof for payment of nominal consideration;

(18) the lapse or abandonment or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Issuer, no longer economically practicable to maintain or useful in the conduct of the business of Holdings and its Subsidiaries taken as a whole;

(19) sales, transfers or dispositions pursuant to clause (a) of Section 3.7; and

(20) any other disposition involving Term Loan/Notes Exclusive Collateral or Issue Date Material Real Estate Assets with a fair market value (as determined in good faith by the Issuer) that does not exceed $5,000,000 in any Fiscal Year.

“Authorized Representative” has the meaning set forth in the Pari Passu Intercreditor Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute or any similar federal or state law for the relief of debtors.

“Board of Directors” means (1) with respect to the Issuer or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or the jurisdiction of the place of payment are authorized or required by law to close.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1) any event requiring the filing of any report under or in response to Schedule 13D or 14D-1 pursuant to the Securities Exchange Act of 1934, as amended, disclosing beneficial ownership of either 50% or more of the common stock of Holdings then outstanding or 50% or more of the voting power of the voting stock of Holdings then outstanding;

(2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Holdings and its subsidiaries taken as a whole to one or more Persons other than Holdings or one of its Subsidiaries; or

(3) the first day on which a majority of the members (not counting vacant seats) of Holdings’ Board of Directors are not Continuing Directors.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Term Loan/Notes Secured Obligations.

“Collateral Agent” means Wilmington Trust, National Association in its capacity as “Collateral Agent” under the Pari Passu Intercreditor Agreement and its successors in such capacity.

“Collateral Coverage Ratio” means, as of any date, the ratio of (a) the aggregate Appraised Value of all Real Estate Assets that are subject to a Mortgage on such date to (b) the aggregate principal amount of the Term Loan/Notes Secured Obligations as of such date.

“Collateral Documents” means the “Term Loan/Notes Security Documents” (as defined in the Pari Passu Intercreditor Agreement).

“Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income for such period (disregarding any non-cash charges or credits related to any Plan, any non-qualified supplemental pension plan maintained, sponsored or contributed to by Holdings or any ERISA Affiliate, or any Multiemployer Plan) plus:

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(i) consolidated interest expense for such period, plus

(ii) consolidated financing costs associated with securitization programs for such period, plus

(iii) consolidated income tax expense for such period, plus

(iv) all amounts attributable to depreciation and amortization for such period, plus

(v) any extraordinary, unusual or non-recurring charges for such period, plus

(vi) any fees, expenses or charges related to any equity offering, permitted acquisition or other investment, Asset Disposition or other disposition, or incurrence or refinancing of (or amendment or other modification to the documents evidencing any) Indebtedness (in each case, whether or not successful or consummated) permitted to be made or incurred under this Indenture, including fees, expenses or charges relating to the Transactions, plus

(vii) any premium, make-whole or penalty payments that are required to be made in connection with any prepayment of Indebtedness, plus

(viii) any non-cash charges for such period; provided that in the event Holdings or any Subsidiary makes any cash payment in respect of any such non-cash charge, such cash payment shall be deducted from Consolidated Adjusted EBITDA in the period in which such payment is made, plus

(ix) the amount of cash restructuring charges and curtailments and modifications to pension and post-retirement employee benefit plans incurred during such period;

and minus:

(b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of:

(i) any extraordinary, unusual or non-recurring gains for such period, plus

(ii) non-cash gains for such period;

all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income or loss of Holdings and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person (other than Holdings) in which any other Person (other than Holdings or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any Subsidiary or the date that such Person’s assets are acquired by Holdings or any Subsidiary.

“Consolidated Total Debt” means, as at any date of determination, (a) the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries (or, if higher, the par value or stated face amount outstanding of all such Indebtedness (other than zero coupon Indebtedness)) determined on a consolidated basis in accordance with GAAP, minus (b) the aggregate stated balance sheet amount of cash and cash equivalents (in each case, free and clear of all Liens, other than Permitted Encumbrances and Permitted Liens described in clauses (a), (m) and (u) of the definition of “Permitted Liens”) in excess of the Operating Cash Threshold; provided that the proceeds of the Indebtedness being incurred by Holdings or any Subsidiary for which this calculation is being made shall not be considered cash or cash equivalents for purposes of any “netting” pursuant to clause (b) of this definition; provided, however, that the application of such proceeds shall be given pro forma effect as set forth in the definition of “Senior Secured Leverage Ratio.”

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of Holdings who (1) was a member of such Board of Directors on the Issue Date, or (2) was nominated or approved for election or elected or appointed to such Board of Directors by such Board or Directors or a committee thereof or with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Holdings’ proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in Section 957 (or any successor statute thereto) of the Internal Revenue Code.

“Corporate Trust Office” shall mean the office of the Trustee specified in Section 13.1 or such other address as to which the Trustee may give notice to the Issuer or Holders pursuant to the procedures set forth in Section 13.11.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under the Bankruptcy Code.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Definitive Notes” means certificated Notes.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Issuer) of non-cash consideration received by Holdings or any Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, less the amount of cash, Cash Equivalents or other Permitted Investments received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disqualified Equity Interests” means any Equity Interest that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition: (a) matures or is mandatorily Payable (other than solely for Equity Interests that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise, prior to the date that is 90 days after the maturity date of the Notes (measured as of the time that such Equity Interest is issued); (b) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), prior to the date that is 90 days after the maturity date of the Notes (measured as of the time that such Equity Interest is issued); or (c) is Payable or is required to be Paid (other than solely for Equity Interests that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) by Holdings or any of its Subsidiaries, in whole or in part, at the option of the holder thereof, prior to the date that is 90 days after the maturity date of the Notes (measured as of the time that such Equity Interest is issued); provided that clauses (a) and (c) hereto (other than the exclusions set forth therein) shall not apply (x) to any requirement of mandatory Payment that is contingent upon (i) an asset disposition (or similar event, including condemnation or casualty), the incurrence of Indebtedness or a “change of control” (or similar event) if such mandatory Payment can be avoided through Payment of the Notes or through investments by Holdings or any of its Subsidiaries in assets to be used in their businesses or if such mandatory Payment is contingent upon prior payment in full of the Notes, and (ii) in addition to clause (i) above, in the case of a convertible security or a mandatorily convertible unit, a fundamental change (or similar event) or (y) if any Equity Interests would constitute Disqualified Equity Interests solely because the holders of such Equity Interests have the right to require the Issuer to repurchase such Equity Interests upon the occurrence of a change of control or an asset disposition or similar transaction if the terms of such Equity Interests provide that the Issuer may not repurchase or redeem any such Equity Interests prior to the Issuer’s repurchase of the Notes as required by this Indenture; provided, further, that only the portion of such Equity Interests which is required to be Paid, is so convertible or exchangeable, either mandatorily or at the option of the holder thereof, prior to the maturity date of the Notes shall constitute Disqualified Equity Interests, and provided, further, that Equity Interests issued to any employee benefit plan, or by any such plan to any employees of Holdings or any of its Subsidiaries, shall not constitute Disqualified Equity Interests solely because they may be required to be Paid in order to satisfy applicable statutory or regulatory obligations.

“Dollars” or “$” means the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Equity Offering” means a public or private offering or sale for cash by Holdings of its Equity Interests (other than Disqualified Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the final rules and regulations promulgated thereunder, as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Holdings, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Asset” has the meaning set forth in the Security Agreement (as defined in the Pari Passu Intercreditor Agreement).

“Excluded Immaterial Subsidiary” means, at any date of determination, any Subsidiary of Holdings that, taken together with all Excluded Immaterial Subsidiaries that are designated as Excluded Subsidiaries, did not represent more than 5% of the total Net Tangible Assets of Holdings and its Subsidiaries.

“Excluded Subsidiary” means, at any date, (i) any Realty Company that is not a Material Subsidiary as of such date, (ii) J. C. Penney Services India Private Limited and (iii) any other Excluded Immaterial Subsidiary designated by the Issuer in writing to the Trustee. For purposes of determining whether a Realty Company is a Material Subsidiary or such other Excluded Subsidiary is an Excluded Immaterial Subsidiary, the computations required by the definition of the terms “Material Subsidiary” and “Excluded Immaterial Subsidiary,” as applicable, shall be made including the assets of all Excluded Subsidiaries.

“Existing Notes” means the Issuer’s 5.65% Senior Notes due 2020, 5.75% Senior Notes due 2018, 6.375% Senior Notes due 2036, 6.9% Notes due 2026, 7.125% Debentures due 2023, 7.125% Debentures due 2023, 7.4% Debentures due 2037, 7.625% Notes due 2097, 7.65% Debentures 2016, 7.95% Debentures due 2017, and 8.125% Senior Notes due 2019.

“fair market value” means the consideration received or paid in any transaction or series of transactions, a value that is fair and on market terms as determined by an Officer or the Board of Directors in good faith.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on the Saturday closest to January 31 of each calendar year.

“Fitch” means Fitch Ratings, or any successor thereto.

“Foreign Subsidiary” means (x) any Subsidiary not organized under the laws of the United States of America, any state thereof or the District of Columbia and any Subsidiary of such Foreign Subsidiary and (y) any Foreign Subsidiary Holdco.

“Foreign Subsidiary Holdco” means a Domestic Subsidiary if (i) it has no material assets other than Equity Interests or obligations of one or more Foreign Subsidiaries and does not engage in any trade or business (other than acting as a holding company for such Equity Interests or obligations in Foreign Subsidiaries), or (ii) it is disregarded as separate from its owner for United States federal income tax purposes and it owns Equity Interests in one or more Foreign Subsidiaries.

“Future Term Loan/Notes Indebtedness” has the meaning set forth in the Pari Passu Intercreditor Agreement.

“GAAP” means the United States generally accepted accounting principles in effect as of the Issue Date.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business or consistent with past practice. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means Holdings and any Subsidiary that Guarantees the Notes, until such Note Guarantee is released in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“Holdings” means J. C. Penney Company, Inc., a Delaware corporation and the direct parent of the Issuer.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable incurred in the ordinary course of business, (ii) any earn-out obligation contingent upon performance of an acquired business, except to the extent such obligation would be required to be reflected on a consolidated balance sheet of Holdings prepared in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (provided that with respect to Indebtedness that is nonrecourse to the credit of that Person, such Indebtedness shall be taken into account only to the extent of the lesser of (x) the fair market value of the asset(s) subject to such Lien and (y) the amount of Indebtedness secured), (f) all guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all Off-Balance Sheet Liabilities and (k) Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, any preferred Equity Interests (other than any Disqualified Equity Interests) of any Person that are convertible into common Equity Interests (other than any Disqualified Equity Interests) of such Person shall not constitute Indebtedness of such Person. For the avoidance of doubt, obligations in respect of Swap Agreements shall not constitute Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Appraisal” means, with respect to a Real Estate Asset, the most recently performed appraisal of such Real Estate Asset prior to the Issue Date.

“Initial Notes” has the meaning set forth in the first recital paragraph of this Indenture.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Intercreditor Agreements” means the Pari Passu Intercreditor Agreement, the Junior Priority Intercreditor Agreement and the ABL Intercreditor Agreement.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Issue Date” means June 23, 2016.

“Issue Date Material Real Estate Asset” means, as of any date of determination, any Real Property Asset that was a Material Real Estate Asset owned by the Issuer or a Guarantor on the Issue Date that continues to be owned by the Issuer or a Guarantor as of such date of determination; provided that no Specified Asset owned on the Issue Date by the Issuer or a Guarantor shall be deemed to be an “Issue Date Material Real Asset” unless and until such Specified Asset has not been sold or transferred to a Person (other than the Issuer or a Guarantor) prior to the date that is one year after the Issue Date.

“Issuer” has the meaning assigned to such term in the preamble of this Indenture.

“JC Penney Properties” means J. C. Penney Properties, Inc., a Delaware corporation.

“JCP Parties” means, collectively, the Issuer and the Guarantors.

“JCP Real Estate Holdings” means JCP Real Estate Holdings, Inc., a Delaware corporation.

“Junior Lien Priority” means a Lien that ranks junior in priority to the Liens that secure the Term Loan/Notes Secured Obligations on the terms set forth in the Junior Priority Intercreditor Agreement.

“Junior Priority Collateral Agent” has the meaning given such term by the Junior Priority Intercreditor Agreement.

“Junior Priority Intercreditor Agreement” has the meaning given to such term in the Pari Passu Intercreditor Agreement, as it may be amended or supplemented from time to time.

“Junior Priority Obligations” has the meaning given to such term in the Junior Priority Intercreditor Agreement.

“Leasehold Property” means any leasehold interest of the Issuer or any Guarantor as lessee under any lease of real property.

“Lien” means with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, excluding operating leases.

“Material Real Estate Asset” means (a) any Real Estate Asset fee owned by the Issuer or any Subsidiary that is a Guarantor having a fair market value equal to or greater than $2,000,000 as of the Issue Date based on the Initial Appraisal or, if acquired after the Issue Date, as of the date of the acquisition thereof and (b) any ground Leasehold Property leased by the Issuer or any Subsidiary that is a Guarantor having a fair market value equal to or greater than $2,000,000 as of the Issue Date based on the Initial Appraisal or, if acquired after the Issue Date, as of the date of the acquisition thereof; in each case, other than (i) Plano Headquarters and (ii) any Real Estate Asset (A) located outside of one of the states of the United States of America or the District of Columbia, (B) owned or ground leased directly by the Issuer constituting a part of any store, warehouse or distribution center if such Real Estate Asset has a net book value above 0.25% of Stockholders’ Equity (as determined as of the Issue Date with respect to Real Estate Assets owned as of the Issue Date, and in all other cases as determined at the time of such acquisition in accordance with the 1994 Indenture), (C) if any mortgage, pledge and/or security interest of or in such Real Estate Asset (1) is prohibited or restricted by applicable law (with no requirement to obtain the consent of any governmental authority), (2) would require a consent, approval, or other authorization of a landlord or other third party if such consent, approval or other authorization cannot be obtained after Issuer’s use of commercially reasonable efforts, or (3) could result in material adverse tax consequences (other than payment of mortgage tax, transfer tax or similar taxes related to real property collateral) as determined in good faith by the Issuer and notified to the Collateral Agent, or (D) where the cost of obtaining any mortgage, pledge and/or security interest of or in such Real Estate Asset would exceed the practical benefit to the Lenders (as defined in the Term Loan Agreement) afforded thereby (as reasonably determined by the Issuer and the Term Loan Administrative Agent).

“Material Subsidiary” means, at any date of determination, any Subsidiary of Holdings that had, as of the date of the most recent financial statements delivered pursuant to Section 3.10 (or prior to delivery of such financial statements, as of the end of the most recent Fiscal Quarter (or Fiscal Year) with respect to which historical financial statements have been delivered), Net Tangible Assets representing more than 3% (or in the case of JCP Realty, Inc. and its Subsidiaries, 5%) of the total Net Tangible Assets of Holdings and its Subsidiaries.

“Mortgage” means a mortgage, deed of trust, deed to secure debt, security deed, trust deed or spreader of lien, as it may be amended, restated supplemented or otherwise modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA maintained, sponsored or contributed to by Holdings or any ERISA Affiliate.

“Net Available Cash” means, with respect to any Asset Disposition, an amount equal to: (i) cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Disposition, minus (ii) any bona fide direct costs incurred in connection with such Asset Disposition, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Disposition, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Notes and Indebtedness that is secured by a Lien on Term Loan/Notes Exclusive Collateral on a basis that is pari passu with or junior to the Notes) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Disposition and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Disposition undertaken by Holdings or any of its Subsidiaries in connection with such Asset Disposition; provided that upon release of any such reserve to Holdings or any of its Subsidiaries, the amount released shall be considered Net Available Cash.

“Net Tangible Assets” means the aggregate amount at which the assets of Holdings and its Subsidiaries are reflected, in accordance with GAAP as in effect on the Issue Date, on the asset side of the consolidated balance sheet of Holdings and its Subsidiaries, as of the end of the most recent as of the most recent Fiscal Quarter end for which financial statements shall at such time have been delivered pursuant to Section 3.10 or otherwise prepared (or prior to delivery of such financial statements, as of the end of the most recent Fiscal Quarter (or Fiscal Year) with respect to which historical financial statements have been delivered or otherwise prepared) (after deducting all valuation and qualifying reserves relating to such assets), except any of the following described items that may be included among such assets (a) trademarks, patents, goodwill and similar intangibles, (b) investments in and advances to Subsidiaries, and (c) capital lease property rights, after deducting from such amount current liabilities (other than deferred Tax effects) as reflected, in accordance with GAAP as in effect on the Issue Date, on such balance sheet.

“Non-Guarantor” means any Subsidiary of Holdings (other than the Issuer) that is not a Guarantor.

“Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S).

“Notes” has the meaning set forth in the first recital paragraph of this Indenture.

“Notes Custodian” means the custodian with respect to the Global Notes (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Notes Documents” means the Notes (including Additional Notes), the Note Guarantees, the Collateral Documents, the Intercreditor Agreements and this Indenture.

“Notes Obligations” means all Obligations of the Issuer and the Guarantors under this Indenture, the Notes and the Collateral Documents.

“Notes Percentage” means, at any time, the percentage of the aggregate principal amount of Term Loan/Notes Secured Obligations outstanding at such time represented by the aggregate principal amount of Notes then outstanding.

“Notes Secured Parties” means the Trustee, the Collateral Agent and the Holders of the Notes.

“Obligations” means any principal, interest (including Post-Petition Interest or entitlement to fees or expenses or other charges accruing on or after the filing of any petition or application in bankruptcy or insolvency case or proceeding or for reorganization relating to the Issuer or any Guarantor whether or not a claim for Post-Petition Interest is allowed or allowable in such proceedings), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person or (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person. For the avoidance of doubt, any preferred Equity Interests (other than any Disqualified Equity Interests) of any Person that are convertible into common Equity Interests (other than any Disqualified Equity Interests) of such Person shall not constitute an Off-Balance Sheet Liability of such Person.

“Offering Memorandum” means the final offering memorandum, dated June 9, 2016, relating to the offering by the Issuer of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer or Corporate Treasurer, any Assistant Treasurer or Assistant Corporate Treasurer, the Controller or Corporate Controller, any Assistant Controller or Assistant Corporate Controller, the General Counsel, any Vice President, the Secretary or Corporate Secretary or any Assistant Secretary or Assistant Corporate Secretary of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Operating Cash Threshold” means $750,000,000.

“Opinion of Counsel” means an opinion in writing (subject to customary qualifications and assumptions) signed by legal counsel, who may be an employee of or counsel to Holdings or the Issuer, or may be other counsel who is reasonably satisfactory to the Trustee that meets the requirements of Section 13.4.

“Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Indenture or any Collateral Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such Organizational Document shall only be to a document of a type customarily certified by such governmental official.

“Pari Passu Intercreditor Agreement” means that certain Pari Passu Intercreditor Agreement, dated as of the Issue Date, among the Term Loan Administrative Agent, as Authorized Representative under the Term Loan Agreement, the Trustee, as Authorized Representative under this Indenture, each other Authorized Representative party thereto from time to time and the Collateral Agent, as it may be amended or supplemented from time to time.

“Pay” means, in respect of any Indebtedness or Equity Interest, to pay, prepay, purchase, repurchase, redeem, retire, cancel or terminate such Indebtedness or Equity Interest other than (i) in exchange for Equity Interests that are not Disqualified Equity Interests (plus cash in lieu of fractional shares of such Equity Interests) and (ii) payment of interest with respect to Indebtedness or Equity Interests and accrued dividends paid pro rata to all holders of such class or series of Equity Interests. The words “Payment” and “Payable” shall have meanings correlative to the foregoing.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Note on behalf of the Issuer.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes, assessments or governmental charges or levies that, in each case, are not overdue by more than 30 days or are being contested;

(b) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days (or, in the case of a landlords’ Lien, beyond any notice and cure period under the applicable real property lease) or are being contested;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, employers’ health taxes and other social security laws or regulations or similar legislation or to secure letters of credit, bank guarantees or similar instruments supporting such obligations;

(d) pledges or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds or obligations to insurance carriers and other obligations of a like nature, in each case in the ordinary course of business or to secure letters of credit, bank guarantees or similar instruments supporting such obligations;

(e) judgment liens in respect of judgments that do not constitute an Event of Default;

(f) easements, restrictions (including zoning restrictions), rights-of-way and other encumbrances, title defects and matters of record affecting real property that do not materially detract from the value of the Collateral, taken as a whole, or interfere with the ordinary conduct of business of Holdings and its Subsidiaries, taken as a whole;

(g) the special property interest of a consignor in respect of goods subject to consignment;

(h) Liens (i) in favor of banks, other financial institutions, securities or commodities intermediaries or brokerage arising as a matter of law encumbering deposits of cash, securities, commodities and other funds maintained with such Persons (including rights of set off) and that are within the general parameters customary in such Person’s industry, (ii) deemed to exist in connection with investments in repurchase agreements described in clause (d) of the definition of “Permitted Investments,” (iii) attaching to commodity trading accounts or other brokerage accounts in the ordinary course of business securing obligations owed to the institutions with which such accounts are maintained, (iv) that are contractual rights of setoff (x) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course of business and not given in connection with the issuance of Indebtedness or (y) relating to pooled deposit or sweep accounts of Holdings or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business and (v) that are rights of set-off (or holdbacks or reserves established by a credit card issuer or processor) against credit balances of Holdings or any of its Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to Holdings or any of its Subsidiaries, or Liens on returned merchandise in favor of such issuers or processors, in each case in the ordinary course of business, but not rights of set-off against any other property or assets of Holdings or any of its Subsidiaries pursuant to agreements with credit card issuers or credit card processors to secure the obligations of Holdings or any of its Subsidiaries to credit card issuers or credit card processors as a result of fees and chargebacks;

(i) Liens of a collecting bank under Section 4-210 of the UCC in effect in the relevant jurisdiction (or Section 4-208 in the case of the New York UCC) on items in the course of collection;

(j) Liens of sellers of goods to Holdings or a Subsidiary arising as a matter of law under Article 2 of the UCC in effect in the relevant jurisdiction or similar provisions of applicable law, in each case in the ordinary course of business;

(k) licenses of patents, trademarks and other intellectual property rights of Holdings or any of its Subsidiaries, in each case in the ordinary course of business and not materially interfering with the conduct of business by Holdings and its Subsidiaries, taken as a whole;

(l) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it;

(m) Liens incurred in the ordinary course of business in connection with the shipping of goods on the related goods and proceeds thereof in favor of the shipper of such goods;

(n) as to any Leasehold Property, any Lien encumbering the underlying fee estate or master or primary lease in connection therewith so long as such fee estate or landlord (or similar) interest is not held by a Person that is the Issuer or a Guarantor or an Affiliate of the Issuer or a Guarantor; and

(o) any matters affirmatively insured over or exceptions noted in the final title polices issued in connection with the Mortgages;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof);

(b) investments in commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a credit rating of at least A2 from S&P, P2 from Moody’s or F2 from Fitch;

(c) investments in certificates of deposit, bankers’ acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic or offshore office of any commercial bank organized under the laws of the United States of America or any State thereof, (ii) any office located within the United States of America or in a foreign jurisdiction that has a tax treaty with the United States of America of a commercial bank organized under the laws of another country or (iii) any office located in London of any commercial bank organized under the laws of the United States of America, any Asian country or any European country, in each case which, at the time of acquisition, has a combined capital and surplus and undivided profits of not less than $500,000,000; provided, however, that investments with any bank that has a combined capital and surplus and undivided profits of less than $500,000,000 are permitted if the Issuer maintains a banking relationship with such bank;

(d) collateralized repurchase agreements with a term of not more than 365 days and entered into with a financial institution satisfying the criteria described in clause (c) above or any ABL Lender or any Affiliate of an ABL Lender (i) that has a combined capital and surplus and undivided profits of not less than $500,000,000 or (ii) whose obligations under any such agreements is guaranteed by an entity that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940 and (ii) have portfolio assets of at least $3,000,000,000; provided, that investments in any money market fund with portfolio assets of less than $3,000,000,000 are permitted if such fund has received a rating of AAA from S&P or Aaa from Moody’s.

“Permitted Liens” means each of the following:

(a) Liens on the Collateral in favor of Collateral Agent securing Term Loan/Notes Secured Obligations in respect of (i) the Initial Notes, (ii) the Term Loan Agreement so long as the aggregate principal amount of Indebtedness outstanding thereunder does not exceed $1,688,125,000 minus (A) the amount of any mandatory prepayment thereof from Net Available Cash from a disposition of Collateral and (B) the principal amount thereof Paid in connection with the incurrence of Indebtedness secured by Liens pursuant to clause (a)(v) below), (iii) Future Term Loan/Notes Indebtedness (and Term Loan/Notes Secured Obligations in respect thereof) so long as on a pro forma basis (as determined in compliance with the definition of Senior Secured Leverage Ratio) (A) the Senior Secured Leverage Ratio shall not exceed 2.75 to 1.00 and (B) the Consolidated Adjusted EBITDA for the period of the most recent four full consecutive Fiscal Quarters for which financial statements have been delivered pursuant to Section 3.10 (or prior to delivery of such financial statements, with respect to which historical financial statements have been prepared) shall exceed $1.0 billion, (iv) Future Term Loan/Notes Indebtedness (and Term Loan/Notes Secured Obligations in respect thereof) so long as immediately after giving effect to the incurrence of such Indebtedness the Collateral Coverage Ratio shall be at least 1.20 to 1.00 and (v) refinancings, extensions, renewals and replacements of Indebtedness secured by Liens described in subclauses (i) through (iv) above that do not increase the outstanding principal amount thereof, other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such extension, renewal or replacement;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of Holdings or any Subsidiary existing on the Issue Date (other than Liens securing the Term Loans/Notes Secured Obligations and the ABL Secured Obligations); provided that (i) such Lien shall not apply to any other property or asset of Holdings or any Subsidiary and (ii) such Lien shall secure only those obligations which it secured on the Issue Date and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such extension, renewal or replacement;

(d) any Lien existing on any property or asset prior to the acquisition thereof by Holdings or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Issue Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of Holdings or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such extension, renewal or replacement;

(e) Liens on fixed or capital assets (other than real property or fixtures constituting Collateral as of the Issue Date or required to become Collateral pursuant to Indenture) or on computer hardware or software or other information technology assets which are acquired, constructed or improved by Holdings or any Subsidiary; provided that (i) such security interests secure Indebtedness of Holdings or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (other than real property or fixtures constituting (or specifically required to become) Collateral as of the Issue Date) or to finance the acquisition of computer hardware or software or other information technology assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection therewith), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such security interests shall not apply to any other property or assets of Holdings or any Subsidiaries and (v) the aggregate principal amount of Liens securing Indebtedness permitted by this clause (e) shall not exceed $750,000,000 at any time outstanding;

(f) Liens in respect of leases, subleases, licenses and any other occupancy rights or agreements granted to other Persons (i) in the ordinary course of business and not materially interfering with the conduct of business of Holdings and its Subsidiaries, taken as a whole or (ii) with respect to Real Estate Assets no longer deemed by Holdings or any Subsidiary, as applicable, to be useful in the conduct of the business;

(g) Liens arising out of conditional sale, title retention, consignment (including “sale or return” arrangements) or similar arrangements for the sale of goods entered into by the Issuer or any of its Subsidiaries in the ordinary course of business, provided that the aggregate amount of such goods shall not exceed $100,000,000 at any one time;

(h) Liens in favor of customs and revenue authorities arising as a matter of law securing payment of customs duties in connection with the importation of goods;

(i) any encumbrance or restriction (including pursuant to put and call agreements or buy/sell arrangements) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement;

(j) the sale or discount, in the ordinary course of business, of accounts receivable in connection with the compromise or collection thereof and not in connection with any financing or factoring arrangement;

(k) Liens (other than Liens on any Collateral) securing Indebtedness of a Subsidiary to the Issuer or a Guarantor or of a Non-Guarantor to another Subsidiary that is Non-Guarantor;

(l) Liens on property subject to sale and leaseback transactions not prohibited by Section 3.7 and general intangibles related thereto;

(m) Liens on the Collateral securing ABL Secured Obligations (i) arising under the ABL Loan Documents so long as the aggregate principal amount of loans and advances under the ABL Credit Agreement and unreimbursed obligations under letters of credit incurred under the ABL Credit Agreement shall not exceed $2,750,000,000, (ii) consisting of Hedging Obligations, (iii) Supply Chain Obligations and Treasury Services Obligations, in each case owing to any ABL Lender or Affiliate of an ABL Lender; provided that any such Liens on the Term Loan/Notes Exclusive Collateral are subordinated to the Liens securing the Term Loan/Notes Secured Obligations on terms satisfactory to the Applicable Authorized Representative in its sole discretion;

(n) Liens on insurance policies and the proceeds thereof and unearned premiums securing the financing of premiums with respect Indebtedness in respect of the financing of insurance premiums;

(o) to the extent constituting a Lien, sales or assignments of any litigation claims or rights to receive payments with respect to any such claims;

(p) to the extent constituting a Lien, sales or assignments of any right to receive rental payments permitted under Section 3.5;

(q) Liens on cash or cash equivalents securing Swap Agreements;

(r) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(s) Liens securing Indebtedness on the Plano Headquarters or other property intended for use for substantially the same purpose or purposes as Plano Headquarters after consummation of a sale and leaseback transaction not prohibited by Section 3.7 with respect thereto;

(t) other Liens securing obligations that do not exceed the greater of (A) $250,000,000 and (B) 5% of Stockholders’ Equity determined as of a Fiscal Quarter end selected by the Issuer within 65 days of the date of incurrence of such Lien; and

(u) Liens on the Collateral securing Indebtedness constituting Junior Priority Obligations.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Plan” means any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA that is maintained, sponsored or contributed to by Holdings or any ERISA Affiliate.

“Plano Headquarters” means the real property located on or about 6501 Legacy Drive, Plano Texas.

“Post-Petition Interest” means any interest, fees, expenses or other amount that accrues or would have accrued after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“QIB” means any “qualified institutional buyer” as such term is defined in Rule 144A.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Issuer or any Guarantor in any real property.

“Realty Company” means each of JCP Realty Inc. and its Subsidiaries that is principally engaged in the business of owning real estate and/or real estate-related interests.

“Refinance” means, in respect of any indebtedness, to extend, refinance, renew or replace, defease or refund such indebtedness, in each case, in whole or in part and/or with the same or different lenders, agents or arrangers and including any increase in the principal amount of the loans and commitments provided thereunder. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S-X” means Regulation S-X under the Securities Act.

“Restricted Notes” means Initial Notes and Additional Notes bearing one of the restrictive legends described in Section 2.1(c).

“Restricted Notes Legend” means the legend set forth in Section 2.1(c).

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means S&P Global Ratings, the credit ratings business operated by S&P Global Inc. and its subsidiaries.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (i) any Consolidated Total Debt that is secured by a Lien upon any real or personal property or other assets of Holdings, the Issuer or any Subsidiary as of such date to (ii) Consolidated Adjusted EBITDA for the period of the most recent four full consecutive Fiscal Quarters (the “Four Quarter Period”) ending prior to the date of such determination for which financial statements have been delivered pursuant to Section 3.10 (or prior to delivery of such financial statements, with respect to which historical financial statements have been prepared), in each case, on a pro forma basis. All such pro forma computations shall be calculated after giving effect on a pro forma basis to any incurrence of Indebtedness, investment, acquisition, disposition, dividend, purchase of Equity Interests, payment in respect of Indebtedness or other transaction occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the date of determination, as if each such transaction had occurred on the first day of the applicable Four Quarter Period, and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness if such Swap Agreement has a remaining term in excess of 12 months).

“Series” has the meaning set forth in the Pari Passu Intercreditor Agreement.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” of Holdings or the Issuer as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

“Specified Assets” has the meaning set forth in the Term Loan Agreement as in effect on the Issue Date.

“Specified Sale/Leaseback Proceeds” shall mean all Net Available Cash received on or after the Issue Date in respect of all Sale/Leaseback Transactions consummated in reliance on clause (b) of Section 3.7 to the extent (and only to the extent) such Net Available Cash is in excess of the greater of (x) $500.0 million and (y) 7.5% of Net Tangible Assets.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Stockholders’ Equity” means the sum, as at the close of a monthly accounting period (selected by Holdings) ending within 65 days next preceding the date of determination, of (a) the aggregate of capital, capital stock, capital surplus, capital in excess of par value of stock, reinvested earnings, earned surplus and net income retained for use in the business (however the foregoing may be designated), after deducting the cost of shares of capital stock of Holdings held in its treasury, of Holdings and its consolidated Subsidiaries, determined in accordance with generally accepted accounting practices applied on the basis used in reports from time to time to stockholders of Holdings, plus (b) the amount reflected in such determination as deferred tax effects. For purposes of this definition,

“Subsidiary” means (i) any corporation of which Holdings, directly or indirectly, owns more than 50% of the outstanding stock, which at the time shall have by the terms thereof ordinary voting power to elect directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, or (ii) any such corporation of which such percentage of shares of outstanding stock of the character described in the foregoing clause (i) shall at the time be owned, directly or indirectly, by Holdings and one or more Subsidiaries as defined in the foregoing clause (i) or by one or more such Subsidiaries.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned or held; provided that Excluded Subsidiaries shall not be considered “Subsidiaries” of Holdings or the Issuer for purposes hereof. Unless the context requires otherwise, any reference to a “Subsidiary” contained herein shall refer to a Subsidiary of Holdings.

“Supply Chain Obligations” means Obligations under any letters of credit, guarantees or other credit support provided in respect of trade payables of the Issuer or any Subsidiary of the Issuer, in each case issued for the benefit of any bank, financial institution or other Person that has acquired such trade payables pursuant to “supply chain” or other similar financing for vendors and suppliers of the Issuer or any of its Subsidiaries, to the extent the documentation for such Obligations specifically provides that the applicable ABL Lender or Affiliate of an ABL Lender is entitled to be secured under the “Collateral Agreement” (as defined in the ABL Credit Agreement).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or the Subsidiaries shall be a Swap Agreement. For the avoidance of doubt, “Swap Agreement” will include a swap transaction pursuant to which the obligations of the Issuer or applicable Guarantor to make scheduled payments thereunder are deferred (including, without limitation, payment obligations that are deferred to the scheduled termination date of such transaction so that the Issuer or such Guarantor makes a single payment thereunder on such scheduled termination date).

“Tax” or “Taxes” means any present or future tax, levy, impost, duty, deduction, withholding (including backup withholding), assessment, fee or other charge imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TBA/Vacant Parcel” means each tire, battery and automotive location or vacant portion of any parcel.

“Term Loan Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Term Loan Agreement, and its successors in such capacity.

“Term Loan Agreement” means the Amended and Restated Credit and Guaranty Agreement, dated as of the Issue Date, by and among the Issuer, the guarantors from time to time party thereto, the Term Loan Administrative Agent, and each lender from time to time party thereto, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part), the borrowings and commitments then outstanding or permitted to be outstanding under such Term Loan Agreement or one or more successors to the Term Loan Agreement or one or more new credit agreements.

“Term Loan Documents” means the collective reference to the Term Loan Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, and any other documents, certificates, instruments or agreements executed and delivered by or on behalf of the Issuer or any Guarantor for the benefit of the Term Loan Administrative Agent or any Term Loan Secured Party in connection therewith that specifically identifies itself as a “Credit Document,” a “Loan Document” or similar term, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Term Loan/Notes Documents” means the Notes Documents, the Term Loan Documents and all other documents governing Term Loan/Notes Secured Obligations.

“Term Loan/Notes Exclusive Collateral” has the meaning set forth in the ABL Intercreditor Agreement.

“Term Loan/Notes Secured Obligations” has the meaning set forth in the Pari Passu Intercreditor Agreement.

“Term Loan/Notes Secured Parties” has the meaning set forth in the Pari Passu Intercreditor Agreement.

“Term Loan Obligations” means all Obligations under the Term Loan Agreement and the other Term Loan Documents.

“Transactions” means (i) the issuance and sale of the Notes, (ii) the execution and delivery by the Issuer and Guarantors of the Term Loan Agreement entered into on the Issue Date, (iii) the funding of the loans under the Term Loan Credit Agreement and (iv) the repayment of Indebtedness under the Issuer’s existing credit and guaranty agreement dated May 22, 2013.

“Treasury Services Obligations” means Obligations in respect or treasury, depositary or cash management services (including purchasing cards and stored value cards) from, or any automated clearinghouse transfer of funds to, any entity that is an ABL Lender or an Affiliate of an ABL Lender.

“Treasury Rate” means, with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the date that the applicable notice of redemption is provided to the Trustee (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to July 1, 2019; provided, however, that if the period from such redemption date to July 1, 2019 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer” means, when used with respect to the Trustee, any vice president, assistant vice president, any trust officer or any other officer of the Trustee who shall have direct responsibility for the administration of this Indenture, and also means any other officer of the Trustee to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject.

“Trustee” has the meaning assigned to such term in the preamble of this Indenture until a successor replaces it and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any security interest, the Uniform Commercial Code of such jurisdiction.

“U.S. Government Obligations” means securities which are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, provided that the payment of such obligations is unconditionally Guaranteed as a full faith and credit obligation by the United States of America. The term “U.S. Government Obligations” shall also include depository receipts issued by a bank or trust company as custodian and evidencing ownership by the holders of such depository receipts of future payments of interest or principal, or both, on U.S. Government Obligations, as defined above, held by such custodian, provided that except as required by law, no deduction may be made by the custodian from the amount payable to the holder of any such depository receipt from the amount received by the custodian in respect of any such payment of interest or principal.

SECTION 1.2. Other Definitions.

Term	Defined in Section
“Additional Restricted Notes”	2.1(b)
“Agent Members”	2.1(e)(2)
“Asset Disposition Offer”	3.5(b)
“Asset Disposition Payment Date”	3.5(c)
“Authenticating Agent”	2.2
“Automatic Exchange”	2.6(e)
“Automatic Exchange Date”	2.6(e)
“Automatic Exchange Notice”	2.6(e)
“Automatic Exchange Notice Date”	2.6(e)
“Change of Control Offer”	3.9(a)
“Change of Control Payment”	3.9(a)
“Change of Control Payment Date”	3.9(a)
“Clearstream”	2.1(a)
“Defaulted Interest”	2.11
“Defeasance”	8.2
“Euroclear”	2.1(a)
“Event of Default”	6.1(a)
“Excess Proceeds”	3.5(b)
“Global Notes”	2.1(a)
“Guaranteed Obligations”	10.1
“Initial Lien”	3.6(a)
“Issuer Order”	2.2
“Legal Holiday”	13.7
“Note Guarantees”	10.1
“Notes Register”	2.3
“protected purchaser”	2.7

Term	Defined in Section
“Redemption Date”	5.1
“Registrar”	2.3
“Regulation S Global Note”	2.1(a)
“Regulation S Notes”	2.1(a)
“Restricted Global Note”	2.6(e)
“Restricted Period”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Rule 144A Notes”	2.1(a)
“Sale/Leaseback Transaction”	3.7
“Satisfaction and Discharge”	11.1
“Secured Indebtedness”	6.1(a)(4)
“Special Interest Payment Date”	2.11(a)
“Special Record Date”	2.11(a)
“TIA”	1.4
“Unrestricted Global Note”	2.6(e)
“USA PATRIOT Act”	13.11

SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) all amounts expressed in this Indenture or in any of the Notes in terms of money refer to the lawful currency of the United States of America;

(8) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

(9) references to “Article,” “Section” or other subdivision herein are references to an Article, Section or other subdivision of this Indenture.

SECTION 1.4. Inapplicability of the Trust Indenture Act. No provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), are incorporated by reference in or made a part of this Indenture unless explicitly incorporated by reference. Unless specifically provided in this Indenture, no terms that are defined under the TIA have such meanings for purposes of this Indenture.

ARTICLE II

THE NOTES

SECTION 2.1. Form, Dating and Terms.

(a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Initial Notes issued on the date hereof will be in an aggregate principal amount of $500,000,000. In addition, the Issuer may issue, from time to time in accordance with the provisions of this Indenture, Additional Notes. Furthermore, Notes may be authenticated and delivered upon registration of transfer, exchange or in lieu of other Notes pursuant to Section 2.2, 2.6, 2.7, 2.9, 5.6 or 9.5, in connection with an Asset Disposition Offer pursuant to Section 3.5 or in connection with a Change of Control Offer pursuant to Section 3.9.

Notwithstanding anything to the contrary contained herein, the Issuer may not issue any Additional Notes, unless such issuance is in compliance with Section 3.6.

With respect to any Additional Notes, the Issuer shall set forth in an Officer’s Certificate or one or more indentures supplemental hereto, the following information:

(A) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(B) the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue; and

(C) whether such Additional Notes shall be Restricted Notes.

In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon the Opinion of Counsel and Officer’s Certificate required by Section 13.3.

The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes and the Additional Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

Initial Notes and any Additional Notes that are Restricted Notes (“Additional Restricted Notes”) offered and sold to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global Note substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Sections 2.1(c) and (d) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Notes Custodian for DTC or its nominee, as hereinafter provided.

Initial Notes and any Additional Restricted Notes offered and sold outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall be issued in the form of a permanent global Note (the “Regulation S Global Note”) in the form of Exhibit A including appropriate legends as set forth in Sections 2.1(c)

and (d). Each Regulation S Global Note will be deposited upon issuance with, or on behalf of, the Trustee as Notes Custodian for DTC in the manner described in this Article II for credit to the respective accounts of the purchasers (or to such other accounts as they may direct), including, but not limited to, accounts at Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”). Prior to the 40th day after the later of the commencement of the offering of the Initial Notes and the Issue Date (such period through and including such 40th day, the “Restricted Period”), interests in the Regulation S Global Note may only be transferred to non-U.S. persons pursuant to Regulation S, unless exchanged for interests in a Global Note in accordance with the transfer and certification requirements described herein.

Investors may hold their interests in the Regulation S Global Note through organizations other than Euroclear or Clearstream that are participants in DTC’s system or directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. If such interests are held through Euroclear or Clearstream, Euroclear and Clearstream will hold such interests in the applicable Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, will hold such interests in the applicable Regulation S Global Note in customers’ securities accounts in the depositaries’ names on the books of DTC.

The Regulation S Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

The Rule 144A Global Notes and the Regulation S Global Notes and any other global notes evidencing Notes issued under this Indenture are sometimes collectively herein referred to as the “Global Notes.”

The principal of, premium, if any, and interest due on the Notes shall be payable at the office or agency of the Paying Agent designated by the Issuer maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof or otherwise in accordance with the applicable procedures of DTC. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than fifteen (15) days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Sections 2.1(c) and (d). The Issuer shall approve any notation, endorsement or legend on the Notes. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(b) Denominations. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(c) Restrictive Legends. Unless and until (i) an Initial Note or an Additional Restricted Note is sold under an effective registration statement or (ii) the Issuer and the Trustee receive an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, the Rule 144A Global Note and the Regulation S Global Note shall bear the following legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS ONE YEAR (IN THE CASE OF THE 144A NOTES) OR 40 DAYS (IN THE CASE OF THE REGULATION S NOTES) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

(d) Global Note Legend. Each Global Note, whether or not an Initial Note, shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(e) Book-Entry Provisions. (i) This Section 2.1(e) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.

(1) Each Global Note initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Notes Custodian for DTC and (z) bear legends as set forth in Section 2.1(d). Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to DTC, its successors or its respective nominees, except as set forth in Section 2.1(e)(3) and 2.1(f). If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Notes Custodian will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Notes Custodian as the custodian of DTC or under such Global Note, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(3) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.1(f) to beneficial owners who are required to hold Definitive Notes, the Notes Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more Definitive Notes of like tenor and amount.

(4) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.1(f), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(5) The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(6) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (i) the Holder of such Global Note (or its agent) or (ii) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(f) Definitive Notes. Except as provided below in this paragraph (f), owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (A) DTC notifies the Issuer that it is unwilling or unable to continue to act as Depositary for the Global Note or that DTC ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuer fails to appoint a successor depositary within 90 days after the date of such notice, or (B) there shall have occurred and be continuing an Event of Default with respect to the Notes under this Indenture and DTC shall have requested the issuance of Definitive Notes. In the event of the occurrence of any of the events specified in the second preceding sentence or in clause (A) or (B) of the preceding sentence, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes. In addition, any Note transferred to an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer or evidencing a Note that has been acquired by an affiliate in a transaction or series of transactions not involving any public offering must, until one year after the last date on which either the Issuer or any Affiliate of the Issuer was an owner of the Note, be in the form of a Definitive Note and bear the legend regarding transfer restrictions in Section 2.1(d). If required to do so pursuant to any applicable law or regulation, beneficial owners may also obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures.

(1) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to this Section 2.1(f) shall, except as otherwise provided by Section 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Global Note set forth in Section 2.1(c).

(2) If a Definitive Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Definitive Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

(3) If a Definitive Note is transferred or exchanged for another Definitive Note, (x) the Trustee will cancel the Definitive Note being transferred or exchanged, (y) the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more new Definitive Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, one or more Definitive Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Definitive Notes, registered in the name of the Holder thereof.

SECTION 2.2. Execution and Authentication. One Officer of the Issuer shall sign the Notes for the Issuer by manual, facsimile or pdf signature. If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized officer of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. A Note shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $500,000,000, (2) subject to Section 3.6, Additional Notes for original issue in an unlimited principal amount and (3) under the circumstances set forth in Section 2.6(e), Initial Notes in the form of an Unrestricted Global Note, in each case upon a written order of the Issuer signed by one Officer of the Issuer (the “Issuer Order”). The Issuer Order shall specify whether the Notes will be in the form of Definitive Notes or Global Notes, the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, the Holder of the Notes and whether the Notes are to be Initial Notes or Additional Notes.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

In case the Issuer, pursuant to Article IV, shall be consolidated or merged with or into any other corporation or shall convey or transfer all or substantially all of its properties or assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or any Guarantor shall have been merged, or the Person which shall have received a conveyance or transfer as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance or transfer may (but shall not be required), from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate to reflect such successor Person, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon the Issuer Order of the successor Person, shall authenticate and make available for delivery Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

SECTION 2.3. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Notes Register”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of each such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes. The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent for the Notes and the Issuer may remove any Registrar or Paying Agent without prior notice to the Holders, but upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee and the passage of any waiting or notice periods required by DTC procedures or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.

SECTION 2.4. Paying Agent to Hold Money in Trust. Prior to 10:00 a.m. (Eastern Time), on each date of the principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, or interest when due. The Issuer shall require the Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such assets have been distributed to it by the Issuer or other obligors on the Notes), shall notify the Trustee in writing of any default by the Issuer or any Guarantor in making any such payment and shall during the continuance of any default by the Issuer (or any other obligor upon the Notes) or any Guarantor in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith deliver to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes together with a full accounting thereof. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer, on its own behalf and on behalf of each of the Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Issuer.

SECTION 2.6. Transfer and Exchange.

(a) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Section 2.6. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section 2.6 by noting the same in the Notes Register maintained by the Trustee for the purpose, and no transfer or exchange will be effective until it is registered in such Notes Register. The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.6 and Sections 2.1(e) and 2.1(f), as applicable, and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of DTC, Euroclear and Clearstream. The Trustee shall refuse to register any requested transfer or exchange that does not comply with this Section 2.6(a).

(b) Transfers of Rule 144A Notes. The following provisions shall apply with respect to any proposed registration of transfer of a Rule 144A Note prior to the date that is one year after the later of the date of its original issue and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Notes (or any predecessor thereto):

(1) a registration of transfer of a Rule 144A Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; provided that no such written representation or other written certification shall be required in connection with the transfer of a beneficial interest in the Rule 144A Global Note to a transferee in the form of a beneficial interest in that Rule 144A Global Note in accordance with this Indenture and the applicable procedures of DTC; and

(2) a registration of transfer of a Rule 144A Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Issuer and the Registrar or its agent of a certificate substantially in the form set forth in Exhibit C from the proposed transferee and the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Issuer.

(c) Transfers of Regulation S Notes. The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

(1) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(2) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Exhibit C hereof from the proposed transferee and receipt by the Issuer and Registrar or its agent of an Opinion of Counsel, certification and/or other information satisfactory to the Issuer.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Exhibit C or any additional certification.

(d) Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restricted Notes Legend, the Registrar shall deliver Notes that do not bear a Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Notes Legend, the Registrar shall deliver only Notes that bear a Restricted Notes Legend unless (1) an Initial Note is being transferred pursuant to an effective registration statement, (2) Initial Notes are being exchanged for Notes that do not bear the Restricted Notes Legend in accordance with Section 2.6(e) or (3) there is delivered to the Registrar an Opinion of Counsel stating that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(e) Automatic Exchange from Global Note Bearing Restricted Notes Legend to Global Note Not Bearing Restricted Notes Legend. Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note bearing the Restricted Notes Legend (a “Restricted Global Note”) may be automatically exchanged into beneficial interests in a Global Note not bearing the Restricted Notes Legend (an “Unrestricted Global Note”) without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (1) with respect to the Notes issued on the Issue Date, the Issue Date or (2) with respect to Additional Restricted Notes, if any, the issue date of such Additional Restricted Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuer, upon request by any Holder, shall (i) provide written notice to DTC and the Trustee at least fifteen (15) calendar days prior to the Automatic Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note, which the Issuer shall have previously otherwise made eligible for exchange with DTC, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least fifteen (15) calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (y) the “CUSIP” number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and (z) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged into such Unrestricted Global Notes.

Notwithstanding anything to the contrary in this Section 2.6(e), during the fifteen (15) calendar day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.6(e) shall be permitted without the prior written consent of the Issuer. As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to conclusively rely upon, an Officer’s Certificate and Opinion of Counsel to the Issuer to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary, to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.6(e), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

(f) Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(g) Obligations with Respect to Transfers and Exchanges of Notes. To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Issuer’s and Registrar’s written request.

No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require the Holder to pay a sum sufficient to cover any transfer tax assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 2.2, 2.6, 2.7, 2.9, 5.6 or 9.5).

The Issuer (and the Registrar) shall not be required to register the transfer of or exchange of any Note (A) for a period beginning (1) fifteen (15) calendar days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) fifteen (15) calendar days before an interest payment date and ending on such interest payment date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to paragraph 2 of the form of Note attached hereto as Exhibit A) interest on such Note and for all other purposes whatsoever, including without limitation the transfer or exchange of such Note, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(f) shall, except as otherwise provided by Section 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(c).

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC.

SECTION 2.7. Mutilated, Destroyed, Lost or Stolen Notes.

If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the UCC are met, such that the Holder (a) satisfies the Issuer and the Trustee that such Note has been lost, destroyed or wrongfully taken within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the UCC (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee; provided, however, if after the delivery of such replacement Note, a protected purchaser of the Note for which such replacement Note was issued presents for payment or registration such replaced Note, the Trustee and/or the Issuer shall be entitled to recover such replacement Note from the Person to whom it was issued and delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith. Such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee, the Paying Agent and the Registrar, from any loss which any of them may suffer if a Note is replaced, and, in the absence of notice to the Issuer, any Guarantor or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon receipt of an Issuer Order, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.7, the Issuer may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith.

Subject to the proviso in the initial paragraph of this Section 2.7, every new Note issued pursuant to this Section 2.7, in lieu of any mutilated, destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Issuer, any Guarantor (if applicable) and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.8. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.7 and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding in the event the Issuer or an Affiliate of the Issuer holds the Note; provided, however, that (i) for purposes of determining which Notes are outstanding for consent or voting purposes hereunder, the provisions of Section 13.5 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Notes which a Trust Officer of the Trustee actually knows to be held by the Issuer or an Affiliate of the Issuer shall not be considered outstanding.

If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement pursuant to Section 2.7.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date, money sufficient to pay all principal, premium, if any, and accrued interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.9. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of Definitive Notes but may have variations that the Issuer consider appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee shall, upon receipt of an Issuer Order, authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

SECTION 2.10. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Notes in accordance with its internal policies and customary procedures (subject to the record retention requirements of the Exchange Act and the Trustee). If the Issuer or any Guarantor acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10. The Issuer may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

SECTION 2.11. Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the regular record date for such payment at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section 2.11(a). Thereupon the Issuer shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the Special Interest Payment Date and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee in writing of such Special Record Date, and in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.1, not less than ten (10) calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the provisions in Section 2.11(b).

(b) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this Section 2.11(b), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.12. CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers and, if so, the Trustee shall use “CUSIP and “ISIN” numbers in notices of redemption or other notice as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or other notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or other notification shall not be affected by any defect in or omission of such CUSIP and ISIN numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

ARTICLE III

COVENANTS

SECTION 3.1. Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium, if any, and interest due on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest due on the Notes will be considered paid on the date due if the Paying Agent, if other than Holdings or a Subsidiary thereof, holds as of 10:00 a.m. (Eastern Time) on the due date money deposited (or caused or directed to be deposited) by one of the JCP Parties in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due on the Notes.

The Issuer will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; the JCP Parties will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 3.2. Maintenance of Office or Agency.

The Issuer will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served; provided, however, that nothing herein shall be construed to render the Trustee or any affiliate of the Trustee, Registrar or co-registrar as the agent of the Issuer for service of process. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the JCP Parties of their obligation to maintain an office or agency for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency

SECTION 3.3. Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 3.4. Compliance Certificate.

The Issuer shall deliver to the Trustee, within 120 days after the end of each Fiscal Year ended after the Issue Date, an Officer’s Certificate (which need not comply with Section 13.4) stating, as to the signer thereof (who must be the principal executive officer, principal financial officer or principal accounting officer of the Issuer) that:

(1) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under his or her supervision, and

(2) to the best of his or her knowledge, based on such review, the Issuer has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him or her and the nature and status thereof.

SECTION 3.5. Limitation on Asset Dispositions.

(a) The Issuer shall not, and shall not permit any of its Subsidiaries to, make any Asset Disposition unless:

(1) the Issuer or such Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Issuer, of the Equity Interests, property or assets subject to such Asset Disposition; or

(2) in any such Asset Disposition, or series of related Asset Dispositions, at least 75% of the consideration from such Asset Disposition (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise), received by the Issuer or such Subsidiary, as the case may be, is in the form of cash, cash equivalents or other Permitted Investments; and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied within 365 days after the receipt thereof (or, if Holdings or any of its Subsidiaries enters into a binding commitment to acquire such long-term assets within 365 days of receipt of such Net Available Cash, within 540 days of receipt thereof) at the option of the Issuer:

(i) to repay, redeem, repurchase or otherwise acquire or retire: (I) the Notes; and/or (II) any other Term Loan/Notes Secured Obligations, provided that in the case of clause (II), the Issuer shall equally and ratably reduce Notes Obligations through (A) open market purchases (to the extent such purchases are at or above 100% of the principal amount of the Notes (or, to the extent that such Net Available Cash constitutes Specified Sale/Leaseback Proceeds, 103% of the principal amount of the Notes)), (B) as provided under Section 5.7 or (C) by making an Asset Disposition Offer; or

(ii) to make capital expenditures or to invest in or commit to invest in non-current assets that are used or useful in the business of the Issuer or a Guarantor (including assets or Equity Interests of a Person that becomes a Subsidiary and a Guarantor in connection therewith); or

(iii) any combination of the foregoing;

provided that, pending the final application of the amount of any such Net Available Cash in accordance with clause (3) of this Section 3.5(a), Holdings and its Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by this Indenture.

For purposes of clause (2) above, the following shall be deemed to be “cash”: (i) any liabilities (as shown on Holdings’ or any of its Subsidiaries’ most recent balance sheet or in the footnotes thereto which shall at such time have been delivered pursuant to Section 3.10 or otherwise prepared (other than any liabilities that are by their terms subordinated to the Notes Obligations)) that are assumed by the transferee with respect to the applicable disposition, (ii) any notes or other obligations or other securities or assets received by Holdings or any of its Subsidiaries in the applicable disposition that are converted into cash or cash equivalents or other Permitted Investments within 180 days of the receipt thereof (to the extent of the cash or cash equivalents or other Permitted Investments received), (iii) any Designated Non-Cash Consideration received by Holdings or any of its Subsidiaries in the applicable disposition having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at the time outstanding, not to exceed, at the time of receipt of such consideration, 1.0% of Net Tangible Assets of Holdings and its Subsidiaries (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (iv) any non-current assets referred to in clause (ii) of the immediately preceding paragraph.

(b) The Notes Percentage of the amount of any Net Available Cash that is not applied or invested or committed to be applied or invested as provided in Section 3.5(a) will be deemed to constitute “Excess Proceeds” under this Indenture. Within 10 Business Days after the date that the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuer will be required to make an offer (“Asset Disposition Offer”) to all Holders of Notes issued under this Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price equal to 100% of the principal amount of the Notes (or, to the extent that such Excess Proceeds are from Specified Sale/Leaseback Proceeds, 103% of the principal amount of the Notes) plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in Sections 3.5(c) and (d) and in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuer may, in its sole discretion, make an Asset Disposition Offer pursuant to this Section 3.5 prior to the time that the aggregate amount of Excess Proceeds exceeds $25.0 million.

(c) Upon the commencement of an Asset Disposition Offer, the Issuer shall send, or cause to be sent, by first class mail or electronically, a notice to each Holder with a copy to the Trustee at its registered address or otherwise in accordance with the applicable procedures of DTC. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Asset Disposition Offer. Any Asset Disposition Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

(1) that the Asset Disposition Offer is being made pursuant to this Section 3.5 and that, to the extent lawful, all Notes properly tendered (and not properly withdrawn) shall be accepted for payment (unless prorated);

(2) the Asset Disposition payment amount, the Asset Disposition offered price, and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and not later than 60 days from the date such notices is delivered (the “Asset Disposition Payment Date”);

(3) that any Notes not tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof;

(4) that, unless the Issuer defaults in making such payment, any Notes accepted for payment pursuant to the Asset Disposition Offer shall cease to accrue interest on and after the Asset Disposition Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to any Asset Disposition Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice at least three Business Days before the Asset Disposition Payment Date;

(6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than two (2) Business Days prior to the Asset Disposition Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Disposition payment amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000 or integral multiples of $1,000 in excess thereof shall be purchased); and

(8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry).

If the Asset Disposition Payment Date is on or after a record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

On the Asset Disposition Payment Date, the Issuer shall, to the extent lawful:

(i) accept for purchase all Notes or portions of Notes properly tendered (and not properly withdrawn) pursuant to the Asset Disposition Offer (subject to the limitations set forth on minimum denominations and integrals and to the pro ration provisions set forth below);

(ii) deposit with the Paying Agent an amount equal to the Asset Disposition payment in respect of all Notes or portions of Notes properly tendered (and not properly withdrawn) and accepted for purchase by the Issuer; and

(iii) deliver or cause to be delivered to the Trustee the Notes accepted for purchase, together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the Issuer.

(d) To the extent that the aggregate amount of Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of the Notes surrendered in any Asset Disposition Offer by Holders exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Notes to be purchased on a pro rata basis, by lot to the extent practicable or by such other method in accordance with the applicable procedures of DTC, on the basis of the aggregate principal amount of tendered Notes, provided that no Notes will be selected and purchased in an unauthorized denomination. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(e) The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws, rules and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to this Section 3.5. To the extent that the provisions of any securities laws, rules or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws, rules and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

SECTION 3.6. Limitation on Liens.

(a) The Issuer and the Guarantors shall not create, incur, assume or permit to exist any Lien securing Indebtedness on or with respect to the Collateral or any Issue Date Material Real Estate Asset, in each case except for Permitted Liens. The Issuer and the Guarantors shall not, and shall not permit any Subsidiary to, create, incur, assume or permit to exist any Lien securing Indebtedness on or with respect to any property or asset now owned or hereafter acquired by it other than Collateral or any Issue Date Material Real Estate Asset, in each case except for Permitted Liens or unless the Notes are secured equally and ratably with (or prior to) the Indebtedness secured by such Lien for so long as such other Indebtedness is so secured (the “Initial Lien”). Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

(b) For purposes of determining compliance with this Section 3.6, a Lien securing Indebtedness need not be permitted solely by reference to the above paragraph or to one category (or portion thereof) of Permitted Liens described in the definition of “Permitted Liens,” but may be permitted in part under any combination thereof and (b) in the event that a Lien securing Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described in the definition of “Permitted Liens” or pursuant to the above paragraph, the Issuer may, in its sole discretion, classify or divide such Lien securing such Indebtedness (or any portion thereof) in any manner that complies with this Section 3.6.

SECTION 3.7. Limitation on Sale and Lease-Back Transactions. The Issuer and the Guarantors shall not enter into any arrangement, directly or indirectly, whereby it shall sell or transfer (other than to the Issuer or a Guarantor) any Term Loan/Notes Exclusive Collateral whether now owned or hereinafter acquired, or any Issue Date Material Real Estate Asset and thereafter rent or lease such property (or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred) (each such transaction, a “Sale/Leaseback Transaction”) for a period of time in excess of three years, except for any such sale of fixed or capital assets (a) that is made for cash, cash equivalents or other Permitted Investments consideration within 90 days after the Issuer or Guarantor, as applicable, acquires or completes the construction of such fixed or capital asset or (b) where the disposition is not prohibited by Section 3.5.

SECTION 3.8. Subsidiaries. If any Domestic Subsidiary of the Issuer guarantees or becomes a borrower in respect of the obligations under the ABL Credit Agreement or the Term Loan Agreement or any other facility evidencing Term Loan/Notes Secured Obligations, Holdings and the Issuer shall, within fifteen Business Days after such Domestic Subsidiary guarantees or becomes a borrower in respect of the obligations under the ABL Credit Agreement, Term Loan Agreement or any other facility evidencing Term Loan/Notes Secured Obligations, notify the Trustee thereof and promptly cause such Domestic Subsidiary to (i) execute and deliver a supplemental indenture to the Indenture providing for a Note Guarantee by such Domestic Subsidiary, (ii) execute and deliver a supplement or joinder to the Collateral Documents or new Collateral Documents and Intercreditor Agreements, if applicable, and (iii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates necessary in order to create the Liens intended to be created by the Collateral Documents and to perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents.

SECTION 3.9. Change of Control.

(a) If a Change of Control occurs, except as provided in Section 3.9(c) or unless the Issuer exercised its right to redeem all the outstanding Notes pursuant to Section 5.7, the Issuer will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following the date of any Change of Control, or, at the Issuer’s option, prior to any Change of Control but after the public announcement of the Change of Control, the Issuer shall mail (or in the case of Holders of interests in Global Notes, transmit electronically in accordance with the applicable procedures of DTC) a notice to Holders of Notes (and shall provide a copy of such notice to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in the notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is so mailed or transmitted (subject to the next succeeding sentence), pursuant to the procedures required by this Indenture and described in such notice. The notice shall state, if so mailed or transmitted prior to the date of consummation of the Change of Control, that the offer to repurchase the Notes is conditioned on the Change of Control occurring on or prior to the Change of Control Payment Date specified in the notice; provided, that if a conditional Change of Control Offer is made, the Change of Control Payment Date may be delayed, in the Issuer’s discretion, until such time as such Change of Control shall have occurred, or if such Change of Control shall not have occurred by the applicable Change of Control Payment Date (whether the original Change of Control Payment Date of the Change of Control Payment Date so delayed), then such Change of Control Offer may be rescinded by the Issuer.

(b) The Issuer shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.9, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 3.9 or the Notes by virtue of such conflicts and compliance with law.

(c) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1) accept for purchase all Notes or portions of Notes properly tendered (and not properly withdrawn) pursuant to the Change of Control Offer (subject to the limitations set forth on minimum denominations and integrals and to the pro ration provisions set forth below);

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered (and not properly withdrawn) and accepted for purchase by the Issuer; and

(3) deliver or cause to be delivered to the Trustee (if not previously delivered to the Trustee by the Holders) the Notes accepted for purchase, together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the Issuer.

(d) The Paying Agent shall promptly mail (or in the case of Holders of interests in Global Notes, transmit electronically in accordance with the applicable procedures of DTC) to each Holder of Notes properly tendered (and not properly withdrawn) and accepted for purchase by the Issuer, the Change of Control Payment for the Notes, and the Trustee, upon receipt of an authentication order, shall promptly authenticate and mail to each Holder a new Note (or in the case of interests in Global Notes cause to be transferred by book-entry an interest in the applicable Global Note) equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal denomination of $2,000 or an integral multiple of $1,000 in excess thereof.

(e) Notwithstanding anything to the contrary in this Section 3.9, the Issuer shall not be required to make a Change of Control Offer to repurchase the Notes upon a Change of Control if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.9 and such third party purchases all Notes properly tendered (and not properly withdrawn) under its offer.

SECTION 3.10. Reports.

(a) To the extent Holdings is required by the rules and regulations of the SEC, so long as any Notes are outstanding, Holdings will furnish to the Trustee and to the Holders:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Holdings were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Holdings and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by Holdings’ certified independent accountants; provided that no information required to be provided pursuant to Rule 3-10 or Rule 3-16 of Regulation S-X shall be required to be included therein; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Holdings were required to file such reports, in each case, within the time periods required for filing such forms and reports as specified in the SEC’s rules and regulations, including any extension period under Rule 12b-25 under the Exchange Act (and during any period in which Holdings is not required to file reports with the SEC, within the time periods specified in the SEC’s rules and regulations applicable to a “non-accelerated filer,” including any extension period under Rule 12b-25 under the Exchange Act). To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured. The filing by Holdings of such information and such reports with the SEC shall satisfy any requirement under this Indenture to furnish such reports to the Trustee and to Holders. In addition, to the extent not satisfied by the foregoing, Holdings will agree that, for so long as any Notes are outstanding, it will furnish to the Trustee and to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b) Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s, any Guarantor’s or any other Person’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates delivered pursuant to this Indenture).

SECTION 3.11. Post-Closing Collateral Matters. The Issuer shall use its commercially reasonable efforts to comply with the requirements of Sections 5.15 and 5.16 of the Term Loan Agreement within the time periods required thereby (subject to such extensions as may be granted by the Term Loan Administrative Agent).

SECTION 3.12. Statement by Officers as to Default. The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events of which it is aware that would constitute a Default or Event of Default, their status and what action the Issuer is taking or proposes to take in respect thereof.

ARTICLE IV

CONSOLIDATION, MERGER OR SALE OF ASSETS

SECTION 4.1. Consolidation, Merger or Sale of Assets.

(a) The Issuer shall not consolidate with or merge into any other corporation or convey or transfer all or substantially all of its properties or assets to any Person, unless:

(1) the corporation formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer the Issuer’s properties or assets substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume, by supplemental indenture executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Notes and the performance or observance of every covenant of this Indenture on the Issuer’s part to be performed or observed and shall pursuant to supplements to the Collateral Documents take such action as may be required to assume the obligations of the Issuer thereunder and maintain the perfection of the Liens securing the Term Loan/Notes Secured Obligations;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer complies with this Article IV and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(b) Unless the Note Guarantee of a Guarantor is permitted to be released under Article X, no Guarantor shall consolidate with or merge into any other corporation or convey or transfer all or substantially all of its properties or assets to any Person unless:

(1) the other Person is the Issuer or another Guarantor, or

(2) (i) either (x) a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person shall be a corporation, limited liability company or limited partnership organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes all of the obligations of the Guarantor under its Guarantee of the Notes, the Indenture and the Collateral Documents and shall pursuant to supplements to the Collateral Documents take such action as may be required to assume the obligations of the Issuer thereunder and maintain the perfection of the Liens securing the Term Loan/Notes Secured Obligations and (ii) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(3) the transaction does not violate Section 3.5.

SECTION 4.2. Successor Corporation Substituted.

Upon any consolidation or merger, or any conveyance or transfer of all or substantially all of the Issuer’s properties and assets in accordance with the provisions of Section 4.1, the successor corporation formed by such consolidation or into which the Issuer is merged or to which such conveyance or transfer is made will succeed to, and be substituted for, the Issuer with the same effect as if the successor corporation had been named as the Issuer, and the predecessor shall be released from all obligations and covenants under this Indenture and the Notes. In the event of any such conveyance or transfer, the Issuer as the predecessor may be dissolved, wound up and liquidated at any time thereafter.

ARTICLE V

REDEMPTION OF SECURITIES

SECTION 5.1. Notices and Opinions to Trustee.

(a) If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 5.7, it must furnish to the Trustee, at least 30 days but not more than 60 days before a date fixed for redemption (the “Redemption Date”) (or such longer period permitted by Section 5.3(a), an Officer’s Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the Redemption Date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price; and

If the redemption price is not known at the time such notice is to be given, the actual redemption price shall be set forth in an Officer’s Certificate of the Issuer delivered to the Trustee no later than two (2) Business Days prior to the redemption date.

SECTION 5.2. Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, as certified to the Trustee by the Issuer, and in compliance with the requirements of DTC, or if the Notes are not so listed or such exchange prescribes no method of selection and such Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption; provided, however, that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part.

SECTION 5.3. Notice of Redemption.

(a) At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall send or cause to be sent, by electronic delivery or by first class mail postage prepaid, a notice of redemption to each Holder (with a copy to the Trustee) whose Notes are to be redeemed at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII or XI.

(b) The notice will identify the Notes (including the CUSIP or ISIN number) to be redeemed and will state:

(1) the Redemption Date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9) any conditions to redemption.

(c) If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, unless the Issuer defaults in the payment of the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.

(d) At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at their expense; provided, however, that the Issuer’s has delivered to the Trustee, at least five (5) Business Days (or such shorter period as may be agreed to by the Trustee) before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 5.3, an Officer’s Certificate requesting that the Trustee give such notice, which shall include a form of the notice setting forth the information provided in the preceding paragraphs of this Section 5.3.

SECTION 5.4. Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 5.3, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (subject to any conditions set forth in such notice). Notice of redemption may, at the Issuer’s option and discretion, be subject to the satisfaction of any conditions precedent contained in such notice of redemption. Notice of any redemption of the Notes may be subject to the satisfaction (or waiver by the Issuer in the Issuer’s discretion) of any conditions precedent to such redemption specified in the applicable notice. If such redemption is subject to satisfaction of one or more conditions precedent, the Redemption Date may be delayed, in the Issuer’s discretion, until such time as any or all such conditions shall be satisfied (or waived by the Issuer in the Issuer’s discretion), or such redemption may not occur and the notice of redemption may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in the Issuer’s discretion) by the applicable Redemption Date (whether the original Redemption Date or the Redemption Date so delayed).

SECTION 5.5. Deposit of Redemption Price. Prior to 10:00 a.m. (Eastern Time) on the redemption date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest if any, on, all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest if any, on, all Notes to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 5.6. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer will issue and, upon receipt of an Issuer Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided, that each such new Note will be in a minimum principal amount of $2,000 or integral multiple of $1,000 in excess thereof.

SECTION 5.7. Optional Redemption.

(a) At any time, and from time to time, prior to July 1, 2019, the Issuer may redeem the Notes in whole or in part, at its option, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Notes to be redeemed; and

(2) the excess of:

(i) the present value at such redemption date of (i) the redemption price of the Note at July 1, 2019 (such redemption price being set forth in the table under clause (e) below) plus (ii)

all required interest payments due on the Note through July 1, 2019 (excluding interest paid prior to the redemption date and accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(ii) the principal amount of the Note,

(3) plus, in each case, any accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

In the event of any redemption pursuant to this clause (a), the Issuer shall calculate or cause the calculation of the redemption price, and the Trustee shall have no duty to calculate or verify the calculation thereof.

(b) At any time prior to July 1, 2019, the Issuer may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 105.875% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) in an amount of up to the amount of net cash proceeds received by or contributed to the Issuer from one or more Equity Offerings; provided that (1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (including Additional Notes but excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption, and (2) notice of such redemption is given within 90 days of the date of the closing of such Equity Offering. The Trustee shall select the Notes to be redeemed in the manner described under Sections 5.1 through 5.6.

(c) [Reserved]

(d) Except pursuant to paragraphs (a) and (b) of this Section 5.7, the Notes will not be redeemable at the Issuer’s option prior to July 1, 2019.

(e) On or after July 1, 2019, the Issuer may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on July 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2019	102.938%
2020	101.469%
2021 and thereafter	100.000%

(g) Unless the Issuer defaults in the payment of the redemption price, on and after the Redemption Date (whether the original Redemption Date or the Redemption Date so delayed), interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(h) Any redemption pursuant to this Section 5.7 shall be made pursuant to the provisions of Sections 5.1 through 5.6.

SECTION 5.8. Mandatory Redemption. The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1. Events of Default.

(a) Each of the following is an “Event of Default”:

(1) default in any payment of interest on any Note when due and payable, continued for 30 days;

(2) default in payment of principal of or premium, if any, on the Notes at maturity except any maturity occurring by reason of a call for redemption;

(3) failure to comply for 90 days after written notice by the Trustee or by the Holders of 25% in principal amount of the outstanding Notes with any agreement or obligation for the benefit of the Holders contained in this Indenture or, to the extent such failure to comply affects in any material respect the enforceability, validity, perfection or priority of the Liens on a material portion of the Collateral, the Collateral Documents;

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings, the Issuer or any of its Significant Subsidiaries (or the payment of which is Guaranteed by Holdings, the Issuer or any of its Significant Subsidiaries) that is secured by a Lien on any real or personal property or assets of Holdings, the Issuer or any of its Significant Subsidiaries (“Secured Indebtedness”) other than Secured Indebtedness owed to Holdings, the Issuer or a Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(A) is caused by a failure to pay principal of such Secured Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (“payment default”); or

(B) results in the acceleration of such Secured Indebtedness prior to its stated final maturity;

and, in each case, the principal amount of any such Secured Indebtedness, together with the principal amount of any other such Secured Indebtedness for which there has been a payment default or the maturity of which has been so accelerated and, in each case, remains unpaid, aggregates $100.0 million or more;

(5) the entry of an order for relief in respect of any petition filed against any of Holdings, the Issuer or a Significant Subsidiary under any Bankruptcy Code, or the entry of a decree or order by a court having competent jurisdiction in the premises in respect of any petition filed or action taken against Holdings, the Issuer or a Significant Subsidiary looking to reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any other present or future Federal or State statute, law or regulation, resulting in the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Holdings, the Issuer or a Significant Subsidiary or of any substantial part of its property, or resulting in the winding-up or liquidation of its affairs, all without the consent or acquiescence of Holdings, the Issuer or a Significant Subsidiary, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days;

(6) the filing of a petition for relief under any Bankruptcy Code by any of Holdings, the Issuer or a Significant Subsidiary, or the consent, acquiescence or taking of any action by any of Holdings, the Issuer or a Significant Subsidiary in support of a petition filed by or against it looking to reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any other present or future Federal or State statute, law or regulation, or the appointment, with the consent of Holdings, the Issuer or a Significant Subsidiary, of any receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Holdings, the Issuer or a Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Holdings, the Issuer or a Significant Subsidiary in furtherance of any such action;

(7) any Guarantee of the Notes by a Subsidiary Guarantor that is a Significant Subsidiary ceases to be in full force and effect, other than (A) in accordance with the terms of this Indenture, (B) a Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Guarantee of the Notes, other than in accordance with the terms thereof or upon release of such Note Guarantee in accordance with this Indenture or (C) in connection with any bankruptcy or insolvency case or proceeding in respect of a Subsidiary Guarantor that is a Significant Subsidiary; or

(8) (i) any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by the Issuer or any Guarantor not to be, a valid and perfected Lien on any Collateral having an aggregate fair value of $100 million or more, with the priority required by the relevant Collateral Document, in each case for any reason other than (A) by reason of express release pursuant to the terms of this Indenture or the terms of any Collateral Document or (B) as a result of the sale or other disposition of the applicable Collateral to a Person that is not the Issuer or a Guarantor in a transaction not prohibited under this Indenture, or (ii) the Issuer or any Guarantor shall contest the validity or enforceability of its obligations under any Collateral Document in writing or deny in writing that it has any further liability under any Collateral Document to which it is a party.

(b) Notwithstanding the foregoing, a default under Section 6.1(a)(3), (4) or (8) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Issuer (with a copy to the Trustee, if given by the Holders) of the default and, with respect to Section 6.1(a)(3) the Issuer does not cure such default within the time specified in Section 6.1(a)(3) after receipt of such notice.

SECTION 6.2. Acceleration.

(a) If an Event of Default (other than an Event of Default described in Section 6.1(a)(5) or (6) with respect to the Issuer) occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 25% in principal amount of the outstanding Notes by written notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately.

In the event of a declaration of acceleration of the Notes because of an Event of Default described in Section 6.1(a)(4) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.1(a)(4) shall be remedied or cured, or waived by the Holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and if:

(1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

(2) any other existing Events of Default, except nonpayment of principal, premium, if any, or interest, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(b) If an Event of Default described in Section 6.1(a)(5) or (6) with respect to the Issuer occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c) Any Default or Event of Default for the failure to comply with the time periods prescribed under Section 3.10, or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the filing, furnishing or delivery of any such report or document required by Section 3.10 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified herein.

SECTION 6.3. Other Remedies. If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper contractual remedy under this Indenture.

SECTION 6.4. Waiver of Past or Existing Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), a past or existing Default or Event of Default and its consequences under this Indenture except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected and (b) rescind any acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest, if any, that has become due solely because of the acceleration, (3) to the extent the payment of such interest, if any, is lawful, interest on overdue installments of interest, premium, if any, and overdue principal, if any, on any Note which has become due otherwise than by such declaration of acceleration, has been paid and (4) the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances. No such rescission shall affect any subsequent Default or amend any right consequent thereto. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or amend any consequent right.

SECTION 6.5. Control by Majority. Subject to certain restrictions set forth herein and the Pari Passu Intercreditor Agreement, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee pursuant to this Indenture or of exercising any trust or power conferred on the Trustee pursuant to this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Notes or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions are unduly prejudicial to such Holders) or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any such action hereunder, the Trustee shall be entitled to indemnification satisfactory to the Trustee against all losses, liabilities and expenses that may be caused by taking or not taking such action.

SECTION 6.6. Limitation on Suits. Subject to Section 6.7, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3) such Holders have offered in writing the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the contractual right expressly set forth in this Indenture of any Holder to receive payment of principal of, premium, if any, or interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended without the consent of such Holder.

SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest, if any, to the extent lawful) and the amounts provided for in Section 7.7.

SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, compromise, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

(a) Subject to the provisions of the Intercreditor Agreements, if the Trustee collects any money or property pursuant to this Article VI it shall pay out the money or property in the following order:

FIRST: to the Trustee and the Collateral Agent for amounts due to each of them under Section 7.7;

SECOND: to Holders for amounts due and unpaid on the Notes for principal of, or premium, if any, and interest if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal of, or premium, if any, and interest respectively; and

THIRD: to the Issuer, or to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

(b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least fifteen (15) days before such record date, the Issuer shall send or cause to be sent to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Issuer, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture, the Notes, the Collateral Documents and the Intercreditor Agreements and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein). However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders of Notes, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder. The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(g) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2. Rights of Trustee. Subject to Section 7.1:

(a) The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Notwithstanding anything to the contrary contained herein (including, without limitation, Sections 12.2(b) and (c)), before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officer’s Certificate, Opinion of Counsel, resolution of the Board of Directors of the Issuer, or other request, notice or direction delivered to it pursuant to the terms of this Indenture. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee an indemnity or security reasonably satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) Subject to Section 7.1, the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each Paying Agent, Registrar or Custodian.

(h) Subject to Section 7.1, the Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Issuer or Holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Trustee thereof by written notice of such event sent to the Trustee or the Corporate Trust Office in accordance with Section 13.1, and such notice references the Notes and this Indenture.

(i) Subject to Section 7.1(a), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit.

(j) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(l) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to furnish the Trustee with Officer’s Certificates, directions, requests, and any other matters or directions pursuant to this Indenture.

(m) In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the JCP Parties or any respective Affiliate of the JCP Parties with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or Custodian may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

SECTION 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall send to Holders a notice of the Default or Event of Default within 90 days after the occurrence of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of (or premium, if any, on) or interest, if any, on the Notes, the Trustee may withhold such notice if a committee of its Trust Officers in good faith determines that the withholding of such notice is in the interests of the Holders.

SECTION 7.6. [Reserved]

SECTION 7.7. Compensation and Indemnity.

(a) The Issuer shall pay to the Trustee and Collateral Agent from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. All amounts set forth in the separate fee letter entered into prior to the date hereof are deemed reasonable. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Agent’s agents and counsel.

(b) The Issuer shall indemnify the Trustee and Collateral Agent against any and all losses, damages, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Collateral Documents and the Intercreditor Agreements, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.7) and defending itself against any claim (whether asserted by any JCP Party, any Holder or any other Person) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee and Collateral Agent shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee and Collateral Agent to so notify the Issuer will not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee and Collateral

Agent shall cooperate in the defense. Each of the Trustee and Collateral Agent may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without their consent, which consent will not be unreasonably withheld.

(c) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(5) or (6) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Code.

(d) The Issuer’s obligations set forth in this Section 7.7 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee hereunder.

SECTION 7.8. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 will continue for the benefit of the retiring Trustee.

SECTION 7.9. Successor Trustee by Merger. Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any Notes shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 7.10. Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

SECTION 7.11. Collateral Documents; Intercreditor Agreements.

(a) By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee to execute and deliver the Intercreditor Agreements and any Collateral Document in which the Trustee is named as a party, including any Intercreditor Agreement or Collateral Document executed after the Issue Date, and to appoint the Collateral Agent to act on behalf of the Notes Secured Parties under the Pari Passu Intercreditor Agreement, the Collateral Documents and the other Intercreditor Agreements. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee is (a) expressly authorized to make the representations attributed to Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Intercreditor Agreements or any Collateral Document, the Trustee shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

(b) Whenever the Trustee is required or requested to deliver any direction to the Collateral Agent under the terms of this Indenture, the Pari Passu Intercreditor Agreement, any Collateral Document or any other Intercreditor Agreement in its capacity as Authorized Representative or otherwise, the Trustee shall do so in accordance with the provisions of this Indenture and shall be vested with the rights, privileges and immunities set forth in this Indenture.

ARTICLE VIII

DEFEASANCE AND DISCHARGE PRIOR TO MATURITY

SECTION 8.1. Option to Effect Defeasance. The Issuer may, at its option and at any time, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth in this Article VIII.

SECTION 8.2. Defeasance and Discharge. The Issuer may elect, at any time, to fully discharge all or any specified portion of the Issuer’s and the Guarantors’ obligations, and the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the Notes or, at the Issuer’s option, any specified payment obligation and to have satisfied all other obligations under the Notes, the Note Guarantees, the Indenture and the Collateral Documents insofar as the Notes are concerned (and all Note Guarantees, and Liens on the Collateral securing the Notes and the Note Guarantees, shall be released and terminated) (and the Trustee, at the expense of the Issuer, shall execute instruments as reasonably requested by the Issuer acknowledging the same) (“Defeasance”), subject to the following which will survive until otherwise terminated or discharged under this Indenture:

(1) the rights of Holders of outstanding Notes to receive, solely from the trust fund referred to in Section 8.3, payments in respect of all or any defeased portion of the principal of and any premium and/or interest on the Notes when payments are due;

(2) the Issuer’s obligations under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9 and 3.2;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and

(4) this Article VIII.

Subject to compliance with this Section 8.2, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of their option under Section 8.3.

SECTION 8.3. Conditions to Defeasance. In order to exercise Defeasance under this Section 8.3:

(1) the Issuer shall have irrevocably deposited or caused or directed to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all or any specific portion of the principal of and any premium and interest on the Notes on the respective interest payment date and/or stated maturities, in accordance with the terms of this Indenture and the Notes;

(2) the Issuer shall have advised the Trustee in writing of the payment or payments of the Notes to which such deposit is to be applied; and

(3) such Defeasance shall not result in the trust arising from any such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder.

Upon compliance with the foregoing, the Trustee shall execute instrument(s) as reasonably requested by the Issuer acknowledging the Defeasance of all of the Issuer’s and the Guarantors’ obligations under the Notes. Such Defeasance shall be effective on and after the date that the conditions set forth in clauses (1) through (3) above are satisfied.

SECTION 8.4. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

The Trustee shall, subject to the provisions of the Indenture, hold in trust any money and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.3, and any money received by the Trustee as payment of principal or interest in respect of such U.S. Government Obligations, and shall apply all money, in accordance with the provisions of the Notes and the Indenture, to the payment, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such deposit (including any money to be received by the Trustee as principal or interest in respect of such U.S. Government Obligations) was made with the Trustee; provided, however, that, if the Trustee shall at any time hold in trust pursuant to this Section 8.4, as a result of a deposit made pursuant to this Article VIII, any money in excess of the amount required to make the payments to which such deposit (including any money to be received by the Trustee as principal or interest in respect of any U.S. Government Obligations included within such deposit) was to be applied, the Trustee shall, upon the Issuer’s request, pay to the Issuer such excess money.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.3 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.5. Repayment to the Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuer, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money in accordance with this Article VIII with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under the Indenture and the Notes from which the Issuer and the Guarantors’ have been discharged or released pursuant to Section 8.2 shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 8.4 with respect to such Notes in accordance with this Article 8; provided, however, that if the Issuer or any Guarantor makes any payment of principal of, or any premium or interest on, any such Note following the reinstatement of their obligations, the Issuer or such Guarantor shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.1. Without Consent of Holders. Notwithstanding Section 9.2 of this Indenture, the Issuer and the Trustee (together with any other party whose consent is required pursuant to the Intercreditor Agreements or the Collateral Documents) may amend, supplement or otherwise modify the Notes Documents without the consent of any Holder (and, upon request from the Issuer, the Trustee shall request that the Collateral Agent enter into any such amendment, supplement or other modification to the applicable Intercreditor Agreement or Collateral Documents) to:

(1) cure any ambiguity, omission, mistake, defect, error or inconsistency;

(2) provide for the assumption by a successor Person of the obligations of the Issuer or any Guarantor under any Notes Document;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) add to the covenants or provide for a Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon Holdings, the Issuer or any Subsidiary;

(5) make any change that does not adversely affect in any material respect the rights of any Holder;

(6) at the Issuer’s election, comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA if such qualification is required;

(7) make such provisions as necessary (as determined in good faith by the Issuer) for the issuance of Additional Notes;

(8) provide for any Subsidiary of Holdings or any other Person to provide a Note Guarantee, to add Note Guarantees with respect to the Notes, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under this Indenture, the Collateral Documents or the Intercreditor Agreements, as applicable;

(9) evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or Collateral Agent pursuant to the requirements hereof or to provide for the accession by the Trustee or Collateral Agent to any Notes Document or evidence and provide for the acceptance and appointment under any Intercreditor Agreement or Collateral Document of a successor party thereto pursuant to the requirements thereof;

(10) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Notes in any material respect;

(11) mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for its benefit and the benefit of the Trustee, the Holders of the Notes and the holders of any other Term Loan/Notes Secured Obligations, as additional security for the payment and performance of all or any portion of the Term Loan/Notes Secured Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Intercreditor Agreements, the Collateral Documents or otherwise;

(12) provide for the release of Collateral from the Lien, or the subordination of such Lien, pursuant to this Indenture, the Collateral Documents and the Intercreditor Agreements when permitted or required by the Collateral Documents, this Indenture or the Intercreditor Agreements;

(13) (i) secure any Future Term Loan/Notes Indebtedness, Junior Priority Obligation or Term Loan/Notes Secured Obligations to the extent permitted under this Indenture, the Collateral Documents and the Intercreditor Agreements, (ii) include any ABL Secured Obligations, Junior Priority Obligations or Term Loan/Notes Secured Obligations in any Intercreditor Agreement, (iii) enter into the Junior Priority Intercreditor Agreement, (iv) join any party to any Intercreditor Agreement to the extent permitted or required by the terms thereof or by the terms of this Indenture or any other Term Loan/Notes Document or (v) supplement any schedules to any Collateral Document to the extent permitted or required by the terms thereof or by the terms of this Indenture or any other Term Loan/Notes Document;

(14) comply with the rules of any applicable securities depositary; or

(15) conform the text of this Indenture, any Notes Guarantee, the Notes or any other Notes Document to any provision of the “Description of Notes” section of the Offering Memorandum.

SECTION 9.2. With Consent of Holders.

(a) Except as provided in Section 9.1 and in Section 9.2(b), the Issuer and the Trustee may amend, supplement or otherwise modify the Notes Documents (and, in the case of any Collateral Document or Intercreditor Agreement, upon a written request from the Issuer, the Trustee shall request that the Collateral Agent enter into any such amendment, supplement or other modification), with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding and issued under this Indenture (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) (in addition to any other consents required under the terms of the Intercreditor Agreements or the Collateral Documents from the parties thereto), and any Default or Event of Default thereunder or compliance with any provision of the Notes Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes).

(b) Without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment;

(2) reduce the stated rate of or extend the stated time for payment of interest on any such Note;

(3) amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer after the occurrence of a Change of Control;

(4) reduce the principal of or extend the Stated Maturity of any such Note;

(5) reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed to an earlier time, in each case as set forth in Section 5.7;

(6) make any such Note payable in currency other than that stated in such Note;

(7) make any change in the contractual right expressly set forth in the Indenture of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes;

(8) waive a Default or Event of Default with respect to the nonpayment of principal, premium, if any, or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration); or

(9) make any change in the amendment or waiver provisions which require the Holders’ consent described in clauses (1) – (8) above.

In addition, without the consent of the Holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of this Indenture and the Collateral Documents with respect to the Notes (other than in accordance with the terms of the Collateral Documents and Intercreditor Agreements as in effect on the Issue Date or as otherwise provided in Section 12.2).

It shall not be necessary for the consent of the Holders under this Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of the Notes given in connection with a tender or exchange of such Holder’s Notes will not be rendered invalid by such tender or exchange.

SECTION 9.3. [Reserved].

SECTION 9.4. Revocation and Effect of Consents and Waivers. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent or waiver as to such Holder’s Note or portion of its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described in this Section 9.4 or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.5. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Issuer Order, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6. Trustee to Sign Amendments. Upon the request of the Issuer, and upon the filing with the Trustee of evidence of the consent of the required Holders of Notes as aforesaid in Section 9.2, if such consent of the Holders of Notes is required, and upon receipt by the Trustee of the documents described in this Section 9.6 and Section 13.3, the Trustee shall join (or, if applicable and requested in writing by the Issuer in the case of any amendment, supplement or other modification to any Intercreditor Agreement or Collateral Document, request that the Collateral Agent join) with the Issuer and the Guarantors, if applicable, in the execution of any amended or supplemental indenture or amendment, supplement or other modification to any Notes Document unless such amended or supplemental indenture or amendment or supplement to any Notes Document adversely affects the Trustee’s own rights, duties or immunities under any Notes Document or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or amendment, supplement or other modification to any Notes Document. After an amendment or supplement under Section 9.1 or 9.2, as applicable, becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under Section 9.1 or 9.2, as applicable. In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Sections 7.1 and 7.2) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 13.3, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and is valid, binding and enforceable against the Issuer or any Guarantor, as the case may be, in accordance with its terms. In requesting that the Collateral Agent join in executing any amendment or supplement to any Notes Document, the Trustee shall receive and (subject to Sections 7.1 and 7.2) shall be fully protected in conclusively relying upon, such certificates as are required by Section 2.04 of the Pari Passu Intercreditor Agreement.

ARTICLE X

GUARANTEE

SECTION 10.1. Guarantee. Subject to the provisions of this Article X, each Guarantor hereby fully, unconditionally and irrevocably guarantees (the “Note Guarantees”), as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, the Trustee and the Collateral Agent the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes, fees, expenses, indemnities and all other Obligations and liabilities of the Issuer under this Indenture (including without limitation interest accruing after the filing of any petition or application in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.7) (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).

To evidence its Note Guarantee set forth in this Section 10.1, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Note Guarantee set forth in this Section 10.1 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

Each Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.

Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.

Except as set forth in Section 10.2, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) subject to Section 9.2, any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) subject to Section 10.2(b), the release of any security held by any Holder for the Guaranteed Obligations; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Issuer; (g) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor agrees that its Note Guarantee herein shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Guarantor is released from its Note Guarantee in compliance with Section 10.2, Article VIII or Article XI. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest, if any, on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy, insolvency or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee on behalf of itself, the Holders and the Collateral Agent an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations then due and owing and (ii) accrued and unpaid interest, if any, on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition or application in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of the Note Guarantee.

Each Guarantor also agrees to pay any and all fees, costs and expenses (including attorneys’ fees and expenses) incurred by the Trustee, the Collateral Agent or the Holders in enforcing any rights under this Section 10.1.

SECTION 10.2. Limitation on Liability; Termination, Release and Discharge.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount that would, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, not render the obligations of such Guarantor under its Note Guarantee subject to avoidance under applicable law as a fraudulent conveyance, fraudulent transfer or unjust preference, including provisions of the Bankruptcy Code.

(b) Any Note Guarantee of a Subsidiary Guarantor shall be automatically and unconditionally released and discharged:

(1) upon the consummation of any transaction not prohibited by this Indenture (including by way of sale, disposition or other transfer of Equity Interests of a Guarantor or merger, consolidation, liquidation or dissolution) that results in such Subsidiary Guarantor ceasing to be a Subsidiary of Holdings;

(2) except for a Subsidiary that continues to own any Issue Date Material Real Estate Asset or that continues to Guarantee any other then outstanding Series of Term Loan/Notes Secured Obligations, in connection with any sale, disposition or other transfer of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation), if the sale, disposition or other transfer is made in compliance with this Indenture;

(3) except in the case of a Subsidiary Guarantor that continues to own any Issue Date Material Real Estate Asset, upon the release of the Guarantee by such Subsidiary of each other then outstanding Series of Term Loan/Notes Secured Obligations of that Subsidiary Guarantor (other than in connection with a repayment in full of such other Series of Term Loan/Notes Secured Obligations);

(4) upon payment in full of the principal of, and accrued and unpaid interest and premium, if any, on, the Notes;

(5) except for a Subsidiary that continues to own any Issue Date Material Real Estate Asset or that continues to Guarantee any other Series of Term Loan/Notes Secured Obligations, if such Subsidiary Guarantor becomes an Excluded Subsidiary.

In addition to the foregoing, the Note Guarantees of all Guarantors will be released upon a Defeasance of this Indenture in accordance with Article VIII or Satisfaction and Discharge of this Indenture in accordance with Article XI.

SECTION 10.3. Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under its Note Guarantee, such Guarantor shall be entitled to seek and receive contribution from and against the Issuer or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

ARTICLE XI

SATISFACTION AND DISCHARGE

SECTION 11.1. Satisfaction and Discharge. The Indenture (including the Notes and the Note Guarantees) will cease to be of further effect as to the Notes (this being referred to herein as “Satisfaction and Discharge”) (except as to any surviving rights of registration of transfer of Notes expressly provided for in this Indenture and any rights to receive payments of interest on the Notes and rights of the Trustee to compensation, reimbursement and indemnification and the Issuer’s obligations with respect thereto expressly provided for herein) and all Note Guarantees, and all Liens on the Collateral securing the Notes and the Note Guarantees, will be released and terminated, and the Trustee, on demand of and at the Issuer’s expense, will execute instruments as reasonably requested by the Issuer acknowledging Satisfaction and Discharge, when:

(a) either:

(1) all Notes that have been authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid and (B) Notes for whose payment money has been either deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust or paid to any State or the District of Columbia pursuant to its unclaimed property or similar laws) have been delivered to the Trustee for cancellation; or

(2) all Notes that have not been so delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year or (C) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of the notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has deposited or caused or directed to be deposited with the Trustee, as trust funds in trust for this purpose, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness on the Notes not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued and unpaid interest, if any, to, but not including, the date of such deposit (in the case of Notes that have become due and payable) or maturity or redemption, as the case may be;

(b) the Issuer has paid or caused to be paid all other sums payable by the Issuer under this Indenture; and;

(c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent in this Indenture relating to the Satisfaction and Discharge have been complied with.

Upon compliance with the foregoing, the Trustee shall execute such instrument(s) as reasonably requested by the Issuer acknowledging the Satisfaction and Discharge of all of the Issuer’s and the Guarantors’ obligations under the Notes, subject to such provisions that shall survive pursuant to the terms of this Indenture.

Notwithstanding the Satisfaction and Discharge, the obligations of the Issuer and the Guarantors to the Trustee and, if money has been deposited with the Trustee pursuant to Section 11.1(a)(2), the obligations of the Trustee under Section 8.5, this Section 11.1 and Section 11.2 shall survive.

SECTION 11.2. Application of Trust Money. Subject to the provisions of Section 8.5, all money deposited with the Trustee pursuant to Section 11.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for the payment of which such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 11.1; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE XII

COLLATERAL

SECTION 12.1. Collateral Documents. The Trustee and the Issuer hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Term Loan/Notes Secured Parties and pursuant to the terms of the Collateral Documents and the Intercreditor Agreements. Each Holder, by accepting a Note, (i) consents and agrees to the terms of the Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, (ii) consents to the priority of Liens and payments provided for in the Intercreditor Agreements, (iii) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements, (iv) authorizes and directs the Trustee (in the case of the applicable Intercreditor Agreements) and the Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreements on behalf of such Holder and to bind such Holder thereby and to perform its respective obligations and exercise its rights thereunder in accordance therewith, and (v) authorizes the release or subordination of any Lien granted under any Collateral Document pursuant to Section 12.2 below and the terms of the Collateral Documents and the Intercreditor Agreements, and directs the Trustee (and directs the Trustee to direct the Collateral Agent) to execute and deliver or authorize the filing of any documents or instruments necessary or requested to effectuate or evidence such release or subordination. The Issuer and the Guarantors shall take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) required under the Collateral Documents to create and maintain, as security for the Notes Obligations and the other Term Loan/Notes Secured Obligations, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreements and the Collateral Documents), in favor of the Collateral Agent for the benefit of the Notes Secured Parties and the other Term Loan/Notes Secured Parties. In the event of any conflict between the terms of the Intercreditor Agreements and this Indenture or any of the other Notes Documents, the provisions of the Intercreditor Agreements shall govern and control.

SECTION 12.2. Release or Subordination of Liens on the Collateral.

(a) Subject to Section 12.2(c), the Liens securing the Notes Obligations will be automatically released, and, if requested by the Issuer (at any time that the Trustee is the Applicable Authorized Representative or otherwise), the Trustee (subject to its receipt of an Officer’s Certificate as provided below) shall instruct the Collateral Agent to execute and deliver or otherwise authorize the filing of such documents or instruments as the Issuer shall reasonably request to effectuate or evidence such release (and in the case of clause (v) below, such subdivision), the same at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(i) in whole upon the Defeasance of this Indenture as set forth under Article VIII or upon Satisfaction and Discharge of this Indenture as set forth under Article XI;

(ii) in whole or in part, as provided in the Intercreditor Agreements;

(iii) in whole or in part, with the consent of the requisite Holders of the Notes in accordance with the provisions under Section 9.2;

(iv) as to any asset constituting Collateral that is sold or otherwise disposed of or transferred by the Issuer or any of the Guarantors to any Person that is not the Issuer or a Guarantor in a transaction not prohibited by this Indenture (to the extent of the interest sold or disposed of or transferred);

(v) in part as to any TBA/Vacant Parcel that the Issuer intends to subdivide from any Real Estate Asset;

(vi) as to any asset constituting Collateral, upon the release of all Liens on such Collateral securing all other then outstanding Series of Term Loan/Notes Secured Obligations (other than in connection with a repayment in full of another Series of Term Loan/Notes Secured Obligations), which release shall occur upon receipt by the Collateral Agent of a written notice from the Applicable Authorized Representative requesting such release; and

(vii) as to any asset constituting Collateral that becomes an Excluded Asset pursuant to a transaction not prohibited by the Indenture.

(b) Subject to Section 12.2(c), the Liens securing the Notes Obligations may be subordinated, and, if requested by the Issuer (at any time that the Trustee is the Applicable Authorized Representative or otherwise), the Trustee (subject to its receipt of an Officer’s Certificate as provided below) shall instruct the Collateral Agent to execute and deliver or otherwise authorize the filing of such documents or instruments as the Issuer shall reasonably request to effectuate or evidence such subordination, the same at the Issuer’s sole cost and expense, on any property subject or to be subject to a Lien securing Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets (other than Issue Date Material Real Estate Assets), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, in each case to the extent that such Liens are Permitted Liens.

(c) Except with respect to a release of Collateral pursuant to subclause (ii) or (vi) of clause (a) above, which shall occur upon receipt by the Collateral Agent of a written notice from the Applicable Authorized Representative requesting such release, the Collateral Agent shall release or subordinate its Lien on Collateral pursuant to the other subclauses of clause (a) or pursuant to clause (b) above upon receipt of an Officer’s Certificate of the Issuer certifying that such release of or subordination of its Lien on Collateral is in accordance with the terms of this Indenture, and the Trustee (subject to its receipt of an Officer’s Certificate), if requested by the Issuer (at any time that the Trustee is the Applicable Authorized Representative or otherwise), shall instruct the Collateral Agent to release or subordinate its Lien on Collateral as set forth above.

(d) The documents and instruments requested to effectuate or evidence any release, subordination or subdivision referred to in clauses (a), (b) and (c) above may take the form of amendments and restatements of, or other amendments or modifications to, one or more of the Collateral Documents solely to give effect to the foregoing, which amendments, restatements or other modifications shall not require the consent of any Holder pursuant to clause (12) of Section 9.1.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1. Notices. Any notice or communication to the JCP Parties or the Trustee shall be sufficiently given if written and (a) delivered in person or (b) mailed by first class mail (certified or registered, return receipt requested) or (c) sent by facsimile transmission or (d) sent by overnight air courier guaranteeing next-day delivery, or (e) sent by electronic transmission, in each case addressed as follows:

if to the JCP Parties:

J. C. Penney Corporation, Inc.

6501 Legacy Drive

Plano, Texas 75024

Attention: Treasurer

Facsimile No.: (972) 431-2044

Email: mporter@jcp.com

in each case, with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Suite 3400

Los Angeles, California 90024

Attention: Gregg Noel

Facsimile No.: (213) 621-5234

Email: gregg.noel@skadden.com

if to the Trustee, at its Corporate Trust Office, which Corporate Trust Office for purposes of this Indenture is at the date hereof located at:

Wilmington Trust, National Association

50 South Sixth Street

Suite 1290

Minneapolis, Minnesota 55402

Attention: J. C. Penney Notes Administrator

Facsimile No.: (612) 217-5651

Email: hfield@wilmingtontrust.com

The JCP Parties or the Trustee, by notice to the others, may designate additional or different addresses and/or facsimile numbers for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed by first class mail (certified or registered, return receipt requested); upon acknowledgment of receipt, if transmitted by facsimile; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery; and at the time delivered if sent by electronic transmission.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or sent by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or, with respect to Global Notes, to the extent permitted or required by the applicable procedures of DTC, sent electronically. Failure to deliver, mail, transmit or send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered, mailed, transmitted or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the JCP Parties mail or send a notice or communication to Holders, they will mail or send a copy to the Trustee and each Agent at the same time.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

In case it shall be impracticable to give notice in the manner provided above, including by reason of a suspension of regular mail service, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 13.2. [Reserved].

SECTION 13.3. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take or refrain from taking any action under this Indenture or the Notes (except any request pursuant to Section 12.2(c), which requirements are set forth therein), the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.4) stating that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with, as applicable; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.4) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with, as applicable.

SECTION 13.4. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied or complied with, as applicable; and

(4) a statement as to whether or not, in the opinion of each such person, such covenant or condition has been satisfied or complied with, as applicable.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

SECTION 13.5. When Notes Disregarded. In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Guarantor or any Affiliate of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 13.6. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or at meetings of, Holders. The Registrar and the Paying Agent may make reasonable rules and set reasonable requirements for their functions.

SECTION 13.7. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York or the state of the place of payment. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.8. Governing Law. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.9. Jurisdiction. The Issuer and the Guarantors agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder or the Trustee arising out of or based upon this Indenture, the Note Guarantee or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Note Guarantee or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Guarantors, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or the Guarantors, as the case may be, are subject by a suit upon such judgment.

SECTION 13.10. Waivers of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE NOTE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 13.11. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as each may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

SECTION 13.12. No Recourse Against Others. No director, officer, manager, employee, incorporator or direct or indirect partner, member or stockholder, past, present or future, of the Issuer, any Guarantor or any successor entity of any of them, as such, will have any liability for any of the obligations of the Issuer or any Guarantor under the Notes or the Indenture or any other Notes Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release may not be effective to waive liabilities under the federal securities laws.

SECTION 13.13. Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.14. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, pdf or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, pdf or other electronic means shall be deemed to be their original signatures for all purposes.

SECTION 13.15. Table of Contents; Headings. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.16. Force Majeure. In no event shall the Trustee or Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee and Collateral Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.17. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

J. C. PENNEY CORPORATION, INC.

By:	/s/ Michael Porter
Name:	Michael Porter
Title:	Vice President, Treasurer

J. C. PENNEY COMPANY, INC.

By:	/s/ Edward Record
Name:	Edward Record
Title:	Executive Vice President and Chief Financial Officer

JCP REAL ESTATE HOLDINGS, INC.

By:	/s/ Gary Piper
Name:	Gary Piper
Title:	Treasurer

J. C. PENNEY PROPERTIES, INC.

By:	/s/ Gary Piper
Name:	Gary Piper
Title:	Treasurer

J. C. PENNEY PURCHASING CORPORATION

By:	/s/ Gary Piper
Name:	Gary Piper
Title:	Treasurer

[Signature Page to the Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Hallie E. Field
Name:	Hallie E. Field
Title:	Assistant Vice President

[Signature Page to the Indenture]

EXHIBIT A

[FORM OF FACE OF GLOBAL RESTRICTED NOTE]

[Applicable Restricted Notes Legend]

[Depository Legend, if applicable]

No. [ ]	Principal Amount $[ ] [as revised by the Schedule of Increases and Decreases in Global Note attached hereto][1]
CUSIP NO.

J. C. PENNEY CORPORATION, INC.

J. C. Penney Corporation, Inc., a Delaware corporation, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of              Dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on July 1, 2023.

Interest Payment Dates: January 1 and July 1, commencing on January 1, 20172

Record Dates: December 15 and June 15

Additional provisions of this Note are set forth on the other side of this Note.

[1]	Insert in Global Notes only.
[2]	In the case of Notes issued on the Issue Date.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

J. C. PENNEY CORPORATION, INC.

By:
Name:
Title:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This Note is one of the Notes referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]

J. C. PENNEY CORPORATION, INC.

5.875% Senior Secured Notes due 2023

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1.	Interest

J. C. Penney Corporation, Inc., a Delaware corporation, promises to pay interest on the principal amount of this Note at 5.875% per annum from June 23, 20163 until maturity. The Issuer will pay interest semi-annually in arrears every January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that the first Interest Payment Date shall be January 1, 2017.4 The Issuer shall pay interest on overdue principal at the rate specified herein, and it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period will end on (but not include) the relevant Interest Payment Date.

2.	Method of Payment

By no later than 10:00 a.m. (Eastern Time) on the date on which any principal of, premium, if any, or interest, if any, on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, and interest, if any, when due. Interest on any Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding January 1 and July 1 at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 of the Indenture. The principal of, and premium, if any, and interest on the Notes shall be payable at the office or agency of the Paying Agent or Registrar designated by the Issuer maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3 of the Indenture; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest, if any) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than fifteen (15) days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

3.	Paying Agent and Registrar

The Issuer initially appoints Wilmington Trust, National Association (the “Trustee”) to act as the Registrar and Paying Agent for the Notes. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders. The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

[3]	In the case of Notes issued on the Issue Date.
[4]	In the case of Notes issued on the Issue Date.

4.	Indenture

The Issuer issued the Notes under an Indenture, dated as of June 23, 2016 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of those terms. In the event of a conflict between the terms of the Notes and the terms of the Indenture, the terms of the Indenture shall prevail.

5.	Guarantees

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have guaranteed (and future guarantors, jointly and severally with the Guarantors, will fully guarantee) such obligations on a senior secured basis pursuant to the terms of the Indenture.

6.	Optional Redemption

(a) At any time, and from time to time, prior to July 1, 2019, the Issuer may redeem the Notes in whole or in part, at its option, at a redemption price equal to the greater of.:

(1) 100% of the principal amount of such Notes redeemed; and

(2) the excess of:

(i) the present value at such redemption date of (i) the redemption price of the Note at July 1, 2019 (such redemption price being set forth in the table under clause (e) below) plus (ii) all required interest payments due on the Note through July 1, 2019 (excluding interest paid prior to the redemption date and accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(ii) the principal amount of the Note,

(3) plus, in each case, any accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

In the event of any redemption pursuant to this clause (a), the Issuer shall calculate or cause the calculation of the redemption price, and the Trustee shall have no duty to calculate or verify the calculation thereof.

(b) At any time prior to July 1, 2019, the Issuer may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 105.875% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) in an amount of up to the amount of net cash proceeds received by or contributed to the Issuer from one or more Equity Offerings; provided that (1) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (including Additional Notes but excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption, and (2) notice of such redemption is given within 90 days of the date of the closing of such Equity Offering. The Trustee shall select the Notes to be redeemed in the manner described under Sections 5.1 through 5.6 of the Indenture.

(c) Except pursuant to clauses (a) and (b) of this paragraph 6, the Notes will not be redeemable at the Issuer’s option prior to July 1, 2019.

(d) On or after July 1, 2019, the Issuer may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on July 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2019	102.938%
2020	101.469%
2021 and thereafter	100.000%

(e) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(f) Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Sections 5.1 through 5.6 of the Indenture.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.	Repurchase Provisions

If a Change of Control occurs, except as provided in Section 3.9(c) of the Indenture or unless the Issuer exercised its right to redeem all the outstanding Notes pursuant to Section 5.7 of the Indenture, the Issuer will be required to make an offer to each Holder to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of repurchase. Within 30 days following the date of any Change of Control, or, at the Issuer’s option, prior to any Change of Control but after the public announcement of the Change of Control, the Issuer shall mail (or in the case of Holders of interests in Global Notes, transmit electronically in accordance with the applicable procedures of DTC) a notice to Holders of Notes (and shall provide a copy of such notice to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in the notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is so mailed or transmitted, pursuant to the procedures required by this Indenture and described in such notice. The notice shall state, if so mailed or transmitted prior to the date of consummation of the Change of Control, that the offer to repurchase the Notes is conditioned on the Change of Control occurring on or prior to the Change of Control Payment Date specified in the notice.

Upon certain Asset Dispositions, the Issuer may be required to use the Excess Proceeds from such Asset Dispositions to offer to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes (or, to the extent that such Excess Proceeds are from Specified Sale/Leaseback Proceeds, 103% of the principal amount of the Notes), plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in Sections 3.5(c) and (d) of the Indenture and in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuer may, in its sole discretion, make an Asset Disposition Offer pursuant to Section 3.5 of the Indenture prior to the time that the aggregate amount of Excess Proceeds exceeds $25.0 million.

8.	Denominations; Transfer; Exchange

The Notes shall be issuable only in fully registered form in minimum denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note (A) for a period beginning (1)

fifteen (15) days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) fifteen (15) days before an Interest Payment Date and ending on such Interest Payment Date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.

9.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.	Discharge and Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuer at any time may terminate its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest, if any, on the Notes to redemption or maturity, as the case may be.

11.	Amendment, Supplement, Waiver

Subject to certain exceptions contained in the Indenture, the Notes Documents may be amended, supplemented or otherwise modified with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding and issued under the Indenture (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) (in addition to any other consents required under the terms of the Intercreditor Agreements or the Collateral Documents from the parties thereto), and any Default or Event of Default thereunder or compliance with any provision of any Notes Document may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). Without the consent of any Holder (and, upon request from the Issuer, the Trustee shall request that the Collateral Agent enter into any such amendment, supplement or other modification to the applicable Intercreditor Agreement or Collateral Documents), the Issuer and the Trustee (together with any other party whose consent is required pursuant to the Intercreditor Agreements or the Collateral Documents) may amend, supplement or otherwise modify any Notes Document as provided in the Indenture.

12.	Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 25% in principal amount of the outstanding Notes by written notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may waive or rescind any such acceleration with respect to the Notes and its consequences.

13.	Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the JCP Parties or any respective Affiliate of the JCP Parties with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or Custodian may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 of the Indenture.

14.	No Recourse Against Others

No director, officer, manager, employee, incorporator or direct or indirect partner, member or stockholder, past, present or future, of the Issuer, any Guarantor or any successor entity of any of them, as such, will have any liability for any of the obligations of the Issuer or any Guarantor under the Notes or the Indenture or any other Notes Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release may not be effective to waive liabilities under the federal securities laws.

15.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.	CUSIP and ISIN Numbers

The Issuer has caused CUSIP and ISIN numbers, if applicable, to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers, if applicable, in notices of redemption or other notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or other notices and reliance may be placed only on the other identification numbers placed thereon.

18.	Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

J. C. Penney Corporation, Inc.

6501 Legacy Drive

Plano, Texas 75024

Attention: Treasurer

Facsimile No.: (972) 431-2044

Email: mporter@jcp.com

Attention: Michael Porter

19.	Security

This Note will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture, the Collateral Documents and the Intercreditor Agreements.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of an Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of an Issuer.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by an Issuer or any Affiliate of an Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1) ☐	acquired for the undersigned’s own account, without transfer; or

(2) ☐	transferred to the Issuer; or

(3) ☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4) ☐	transferred pursuant to an effective registration statement under the Securities Act; or

(5) ☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6) ☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX

(1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Issuer pursuant to Section 3.5 or 3.9 of the Indenture, check either box:

Section 3.5  ☐        Section  3.9  ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.5 or 3.9 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000 in excess thereof): $         and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note will be issued for the portion not being repurchased):                     .

Date: Your Signature
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

EXHIBIT B

Form of Supplemental Indenture

[                    ] SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of [            ], 20[    ], by and among J. C. Penney Corporation, Inc., a Delaware corporation (the “Issuer”), the parties that are signatories hereto as Guarantors (each a “Guaranteeing Subsidiary”) and Wilmington Trust, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors party thereto, and the Trustee have heretofore executed and delivered an indenture, dated as of June 23, 2016 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $500,000,000 of 5.875% Senior Secured Notes due 2023 (the “Notes”) of the Issuer;

WHEREAS, the Indenture provides that each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, any Guaranteeing Subsidiary and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guaranteeing Subsidiar[y/ies] and the Trustee mutually covenant and agree for the benefit of the Trustee and the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to be Bound. Each of the Guaranteeing Subsidiaries hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2. Guarantee. Each of the Guaranteeing Subsidiaries agrees, on a joint and several basis, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to each Guaranteeing Subsidiary shall be given as provided in the Indenture, at the address for the Guarantors set forth in the Indenture.

SECTION 3.2. Merger, Amalgamation and Consolidation. Each Guaranteeing Subsidiary shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge or amalgamate with or into, another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(b) of the Indenture.

SECTION 3.3. Release of Guarantee. The Note Guarantees hereunder may be released in accordance with Section 10.2 of the Indenture.

SECTION 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7. Benefits Acknowledged. Each Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.9. The Trustee. The Trustee does not make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, pdf or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, pdf or other electronic means shall be deemed to be their original signatures for all purposes.

SECTION 3.11. Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Note Guarantee.

SECTION 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[GUARANTEEING SUBSIDIARIES],
as a Guarantor

By:
Name:
Title:

Acknowledged by:

J. C. PENNEY CORPORATION, INC.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

EXHIBIT C

Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

[Date]

J. C. Penney Corporation, Inc.

6501 Legacy Drive

Plano, Texas 75024

Attention: Treasurer

Facsimile No.: (972) 431-2044

Email: mporter@jcp.com

Wilmington Trust, National Association,

as Trustee and Registrar

50 South Sixth Street

Suite 1290

Minneapolis, Minnesota 55402

Attention: J. C. Penney Notes Administrator

Facsimile No.: (612) 217-5651

Email: hfield@wilmingtontrust.com

Attention: J. C. Penney Corporation, Inc. Secured Notes Administrator

Re:	J. C. Penney Corporation, Inc. (the “Issuer”)

5.875% Senior Secured Notes due 2023 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[        ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a) the offer of the Notes was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1), as the case may be.

C-1

We also hereby certify that we [are][are not] an Affiliate of an Issuer and, to our knowledge, the transferee of the Notes [is][is not] an Affiliate of an Issuer.

The Trustee and the Issuer are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

C-2